                                                              EXHIBIT (4)(c)(xi)

================================================================================

                              CINCINNATI BELL INC.
                                      AND
               THE GUARANTORS NAMED ON THE SIGNATURE PAGE HERETO
                          7 1/4% SENIOR NOTES DUE 2013

                               ------------------

                                   INDENTURE
                           Dated as of July 11, 2003

                               ------------------

                              THE BANK OF NEW YORK
                                    Trustee

                               ------------------

================================================================================

                             CROSS-REFERENCE TABLE

  TIA                                                                    Indenture
Section                                                                   Section
-------                                                                   -------
310 (a)(1) ................................................................ 8.10
    (a)(2) ................................................................ 8.10
    (a)(3) ................................................................ 8.12
    (a)(4) ................................................................ N.A.
    (b) ................................................................... 8.08; 8.10
    (c).................................................................... N.A.
311 (a).................................................................... 8.11
    (b) ................................................................... 8.11
    (c).................................................................... N.A.
312 (a).................................................................... 2.05
    (b) ................................................................... 12.03
    (c).................................................................... 12.03
313 (a).................................................................... 8.06
    (b)(1)................................................................. N.A.
    (b)(2)................................................................. 8.06
    (c).................................................................... 12.02
    (d) ................................................................... 8.06
314 (a).................................................................... 4.02; 12.02
    (b) ................................................................... N.A.
    (c)(1) ................................................................ 12.04
    (c)(2) ................................................................ 12.04
    (c)(3) ................................................................ N.A.
    (d) ................................................................... N.A.
    (e).................................................................... 12.05
    (f) ................................................................... 4.06
315 (a).................................................................... 8.01
    (b) ................................................................... 8.05; 12.02
    (c).................................................................... 8.01
    (d) ................................................................... 8.01
    (e).................................................................... 7.11
316 (a) (last sentence).................................................... 12.06
    (a)(1)(A).............................................................. 7.05
    (a)(1)(B) ............................................................. 7.04
    (a)(2) ................................................................ N.A.
    (b) ................................................................... 7.07
317 (a)(1) ................................................................ 7.08
    (a)(2) ................................................................ 7.09
    (b) ................................................................... 2.04
318 (a).................................................................... 12.01


Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.01. Definitions..................................................... 1
SECTION 1.02. Incorporation by Reference of Trust Indenture Act ............. 22
SECTION 1.03. Rules of Construction ......................................... 22

                                   ARTICLE 2

                                   THE NOTES

SECTION 2.01. Form and Dating................................................ 23
SECTION 2.02. Execution and Authentication .................................. 23
SECTION 2.03. Registrar and Paying Agent .................................... 24
SECTION 2.04. Paying Agent to Hold Money in Trust............................ 24
SECTION 2.05. Holder Lists................................................... 25
SECTION 2.06. Transfer and Exchange ......................................... 25
SECTION 2.07. Replacement Notes.............................................. 26
SECTION 2.08. Outstanding Notes ............................................. 26
SECTION 2.09. Temporary Notes................................................ 26
SECTION 2.10. Cancellation................................................... 27
SECTION 2.11. Defaulted Interest ............................................ 27
SECTION 2.12. CUSIP Numbers ................................................. 27
SECTION 2.13. Designations .................................................. 27
SECTION 2.14. Issuance of Additional Notes .................................. 27

                                   ARTICLE 3

                                   REDEMPTION

SECTION 3.01. Notices to Trustee............................................. 28
SECTION 3.02. Selection of Notes To Be Redeemed ............................. 29
SECTION 3.03. Notice of Redemption........................................... 29
SECTION 3.04. Effect of Notice of Redemption ................................ 30
SECTION 3.05. Deposit of Redemption Price ................................... 30
SECTION 3.06. Notes Redeemed in Part......................................... 30

                                   ARTICLE 4

                             AFFIRMATIVE COVENANTS

SECTION 4.01. Payment of Notes............................................... 30
SECTION 4.02. Commission Reports............................................. 31

                                      -i-


                                                                            Page
                                                                            ----

SECTION 4.03. Preservation of Corporate Existence ........................... 31
SECTION 4.04. [Intentionally Omitted] ....................................... 31
SECTION 4.05. [Intentionally Omitted] ....................................... 31
SECTION 4.06. Compliance Certificate ........................................ 31
SECTION 4.07. [Intentionally Omitted] ....................................... 31
SECTION 4.08. [Intentionally Omitted] ....................................... 31
SECTION 4.09. Offer to Purchase Upon Change of Control....................... 31
SECTION 4.10. Offer to Purchase by Application of Excess Proceeds ........... 33
SECTION 4.11. Corporate Separateness......................................... 34
SECTION 4.12. Further Assurances ............................................ 34
SECTION 4.13. Future Guarantors.............................................. 34

                                   ARTICLE 5

         NEGATIVE COVENANTS APPLICABLE TO COMPANY AND ITS SUBSIDIARIES

SECTION 5.01. Stay, Extension and Usury Laws................................. 34
SECTION 5.02. Restricted Payments............................................ 35
SECTION 5.03. Dividend and Other Payment Restrictions Affecting Subsidiaries. 37
SECTION 5.04. Incurrence of Indebtedness and Issuance of Preferred Stock..... 38
SECTION 5.05. Asset Dispositions ............................................ 42
SECTION 5.06. Transactions with Affiliates .................................. 43
SECTION 5.07. Limitation on Liens............................................ 44
SECTION 5.08. Limitation on Issuances and Sales of Capital Stock
              of Subsidiaries................................................ 45
SECTION 5.09. [Intentionally Omitted] ....................................... 45
SECTION 5.10. Conduct of Business ........................................... 45
SECTION 5.11. Restrictions on Dealings with BRCOM Group...................... 45
SECTION 5.12. Sale of Assets of the BRCOM Group.............................. 45
SECTION 5.13. 16% Notes Indenture and 16% Notes.............................. 45

                                   ARTICLE 6

                               SUCCESSOR COMPANY

SECTION 6.01. Merger, Consolidation, or Sales of Assets of the Company....... 46
SECTION 6.02. Successor Company Substituted.................................. 46

                                   ARTICLE 7

                      EVENTS OF DEFAULT; REMEDIES SECTION

SECTION 7.01. Events of Default ............................................. 47
SECTION 7.02. Acceleration .................................................. 48

                                      -ii-

                                                                            Page
                                                                            ----
SECTION 7.03. Other Remedies ................................................ 49
SECTION 7.04. Waiver of Past Defaults ....................................... 49
SECTION 7.05. Control by Majority ........................................... 49
SECTION 7.06. Limitation on Suits ........................................... 49
SECTION 7.07. Rights of Holders to Receive Payment........................... 50
SECTION 7.08. Collection Suit by Trustee..................................... 50
SECTION 7.09. Trustee May File Proofs of Claim............................... 50
SECTION 7.10. Priorities .................................................... 50
SECTION 7.11. Undertaking for Costs.......................................... 51

                                   ARTICLE 8

                                    TRUSTEE

SECTION 8.01. Duties of Trustee ............................................. 51
SECTION 8.02. Rights of Trustee ............................................. 52
SECTION 8.03. Individual Rights of Trustee................................... 53
SECTION 8.04. Trustee's Disclaimer........................................... 53
SECTION 8.05. Notice of Defaults............................................. 53
SECTION 8.06. Reports by Trustee to Holders.................................. 54
SECTION 8.07. Compensation and Indemnity..................................... 54
SECTION 8.08. Replacement of Trustee ........................................ 55
SECTION 8.09. Successor Trustee by Merger ................................... 56
SECTION 8.10. Eligibility; Disqualification.................................. 56
SECTION 8.11. Preferential Collection of Claims Against the Company.......... 56
SECTION 8.12. Appointment of Co-Trustee ..................................... 56

                                   ARTICLE 9

                   DISCHARGE OF INDENTURE; DEFEASANCE SECTION

SECTION 9.01. Discharge of Liability on Notes; Defeasance.................... 57
SECTION 9.02. Conditions to Defeasance....................................... 58
SECTION 9.03. Application of Trust Money..................................... 59
SECTION 9.04. Repayment to the Company....................................... 60
SECTION 9.05. Indemnity for Government Obligations........................... 60
SECTION 9.06. Reinstatement ................................................. 60

                                   ARTICLE 10

                                   Guarantees

SECTION 10.01. Guarantees.................................................... 60

                                     -iii-


                                                                            Page
                                                                            ----

SECTION 10.02. Limitation on Liability....................................... 62
SECTION 10.03. Successors and Assigns........................................ 63
SECTION 10.04. Execution of Supplemental Guarantee for Future Guarantors..... 63
SECTION 10.05. Non-Impairment ............................................... 63
SECTION 10.06. Endorsement of Guarantees .................................... 63

                                   ARTICLE 11

                                   AMENDMENTS

SECTION 11.01. Without Consent of Holders.................................... 64
SECTION 11.02. With Consent of Holders....................................... 64
SECTION 11.03. Compliance with Trust Indenture Act .......................... 65
SECTION 11.04. Revocation and Effect of Consents and Waivers ................ 65
SECTION 11.05. Notation on or Exchange of Notes ............................. 66
SECTION 11.06. Trustee to Sign Amendments ................................... 66

                                   ARTICLE 12

                                 MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.................................. 66
SECTION 12.02. Notices ...................................................... 67
SECTION 12.03. Communication by Holders with Other Holders................... 67
SECTION 12.04. Certificate and Opinion as to Conditions Precedent............ 68
SECTION 12.05. Statements Required in Certificate or Opinion ................ 68
SECTION 12.06. When Notes Disregarded ....................................... 68
SECTION 12.07. Rules by Trustee, Paying Agent and Registrar ................. 68
SECTION 12.08. Legal Holidays ............................................... 68
SECTION 12.09. GOVERNING LAW................................................. 69
SECTION 12.10. No Recourse Against Others.................................... 69
SECTION 12.11. Successors ................................................... 69
SECTION 12.12. Multiple Originals; Counterparts.............................. 69
SECTION 12.13. Table of Contents; Headings................................... 69
SECTION 12.14. Incorporation ................................................ 69
SECTION 12.15. Intent to Limit Interest to Maximum........................... 69

SIGNATURES...................................................................S-1

RULE 144A/REGULATION S APPENDIX........................................... APP-1

                                      -iv-


                                                                            Page
                                                                            ----
EXHIBITS
--------
Exhibit A. Form of Initial Note..............................................A-1
Exhibit B. Form of Exchange Note or Private Exchange Note ...................B-1
Exhibit C. Form of Supplemental Guarantee....................................C-1
Exhibit D. Form of Notation of Guarantee ....................................D-1


        INDENTURE (this "Indenture") dated as of July 11, 2003, by and among CINCINNATI BELL INC., an Ohio corporation (f/k/a Broadwing Inc.) (the "Company"), the Guarantors (as hereinafter defined) listed on the signature pages hereof as Guarantors; and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

        Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Initial Notes, Exchange Notes and Private Exchange Notes.

DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.01. DEFINITIONS. As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires:
"Accredited Investor" means any Person that is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

        "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

        "ADDITIONAL INTEREST" has the meaning given in the Registration Rights Agreement.

        "ADDITIONAL NOTES" means, subject to compliance with Sections 2.02 and
5.04 hereof, an unlimited principal amount of 7 1/4% Senior Notes due 2013 issued from time to time after the Closing Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture and other than Exchange or Private Exchange Notes, issued pursuant to a Registered Exchange Offer for other Notes outstanding under this Indenture).

        "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that, for purposes of Section 5.06 only, in the case of the Company or any of its Subsidiaries, beneficial ownership of 10% or more of the Voting Stock in the Company or such Subsidiary, as the case may be, shall be deemed to be control; provided, further, that for purposes of Section 5.06, AT&T Wireless Services shall not be deemed to control CBW or its Subsidiaries solely by virtue of its ownership of more than 10% of the Voting Stock of CBW unless and until such time as AT&T Wire-less Services shall own more than 110% of the percentage of Voting Stock of CBW that it owns as of the Closing Date. Notwithstanding the foregoing, in no event will any Holder, any lender under the Credit Agreement, any holder of Convertible Subordinated Notes, any holder of Senior Notes or any holder of the 16% Notes or any of their respective Affiliates be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by virtue of purchasing or holding any such securities or being such a lender.

        "AFFILIATE TRANSACTION" is defined in Section 5.06.

        "APPENDIX" is defined in Section 2.01.

        "APPLICABLE LAW" means all laws, statutes, rules, regulations and orders of, and legally binding interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their properties, assets or operations, excluding Environmental Laws.

        "ASSET DISPOSITION" means the disposition by the Company or any Restricted Subsidiary of the Company whether by sale, issuance, lease (as lessor (other than under operating leases)), transfer, loss, damage, destruction, condemnation or other transaction (including any merger or consolidation) or series of related transactions of any of the following: (a) any of the Capital Stock of any of the Company's Restricted Subsidiaries, (b) all or substantially all of the assets of the Company or any of its Restricted Subsidiaries (it being understood and agreed that the disposition of the BRCOM Group or any assets of the BRCOM Group does not constitute a disposition of all or substantially all of the assets of the Company or any of its Restricted Subsidiaries) or (c) any other assets of the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, "Asset Dispositions" shall be deemed not to include (i) a transfer of assets by the Company to a Restricted Subsidiary of the Company, or by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company, (ii) an issuance of Capital Stock by a Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company, (iii) a Restricted Payment that is permitted by the provisions of
Section 5.02, (iv) a Permitted Investment, (v) any conversion of Cash Equivalents into cash or any other form of Cash Equivalents, (vi) any foreclosure on assets, (vii) sales or dispositions of past due accounts receivable or notes receivable in the Ordinary Course of Business, (viii) transactions permitted under Article 6 hereof, (ix) grants of credits and allowances in the Ordinary Course of Business, (x) operating leases or the sublease of real or personal property or licenses of intellectual property, in each case, on commercially reasonable terms entered into in the Ordinary Course of Business, (xi) trade-ins or exchanges of equipment or other fixed assets,
(xii) the sale and leaseback of any assets within 180 days of the acquisition thereof, (xiii) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are no longer either used or useful in the business of the Company or its Subsidiaries, (xiv) dispositions of inventory in the Ordinary Course of Business; (xv) the disposition of cash or investment securities in the ordinary course of management of the investment portfolio of the Company and its applicable Subsidiaries; (xvi) sales of assets with a fair market value of less than $500,000; or (xvii) sales of other assets with a fair market value not to exceed $5,000,000 in the aggregate in any fiscal year.

        "ASSET SALE OFFER" is defined in Section 4.10(a).

        "ATTRIBUTABLE DEBT" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the implicit rate of interest borne by the Notes including any pay-in-kind interest and amortization discount) determined in accordance with GAAP of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

        "BANKRUPTCY LAW" means Title 11 of the United States Code or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors.

        "BCSI" means BCSI Inc. (f/k/a Broadwing Communications Services Inc.), a Subsidiary of BRCOM.

        "BOARD" or "BOARD OF DIRECTORS" means, as to any Person, the board of directors, the board of advisors or similar governing body of such Person.

        "BRCOM" means BRCOM Inc. (f/k/a Broadwing Communications Inc.), a Delaware corporation.

        "BRCOM Group" means BRCOM and its Subsidiaries (other than Cincinnati Bell Any Distance Inc.).

        "BUSINESS DAY" means any day which is not Legal Holiday.

        "CAPITAL EXPENDITURES" means, for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to fixed or capital assets (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

        "CAPITALIZED LEASE OBLIGATION" means, at the time any determination thereof is to be made, an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

        "CAPITAL STOCK" of any Person means any and all shares, interests, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities including those convertible into such equity.

        "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) commercial paper maturing no more than one year from the date of acquisition and issued by a corporation organized under the laws of the United States that has a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) time deposits maturing no more than thirty (30) days from the date of creation, certificates of deposit, money market deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital, surplus and undivided profits of not less than $250,000,000; (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(iii) above; (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation and having combined capital and surplus of not less than $250,000,000; and (vi) other money market accounts or mutual funds which invest primarily in the securities described above.

        "CBT" means Cincinnati Bell Telephone Company, an Ohio corporation.

        "CBW" means Cincinnati Bell Wireless LLC, an Ohio limited liability company.

        "CBW Co." means Cincinnati Bell Wireless Company, an Ohio corporation.

        "CENTRALIZED CASH MANAGEMENT SYSTEM" means the cash management system referred to in Section 5.02(f)(ix) of the Credit Agreement as in effect on the date hereof and described in Schedule 5.01(r) thereof.

        "CHANGE OF CONTROL" means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any Person unless: (x) pursuant to such transaction such assets are changed into or exchanged for, in addition to any other consideration, securities of such Person that represent immediately after such transaction at least a majority of the aggregate voting power of the Voting Stock of such Person and (y) no "person" (as such term is used in Section 13(d)(3) of the Exchange Act) or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of such Person; (b) the adoption of a plan relating to the liquidation or dissolution of the Company; (c) any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a majority vote of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (e) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company and the securities of the Company that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless: (x) pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee and (y) no "person" (as such term is used in Section 13(d)(3) of the Exchange Act) or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) is the beneficial owner (as defined in Rules 13d- 3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of such surviving Person or transferee; or (f) any "change of control" as defined in any Subordinated Indebtedness of the Company or the Guarantors to the extent not waived by holders thereof.

        "CHANGE OF CONTROL OFFER" is defined in Section 4.09(b).

        "CHANGE OF CONTROL PAYMENT" is defined in Section 4.09(a).

        "CHANGE OF CONTROL PAYMENT DATE" is defined in Section 4.09(b)(iii).

        "CINCINNATI BELL GROUP" means the Company and its Restricted
Subsidiaries.

        "CLOSING DATE" means the date of this Indenture.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

        "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the Closing Date such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

        "COMPANY" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

        "CONSOLIDATED" or "CONSOLIDATED" (including the correlative term "consolidating") or on a "consolidated basis," when used with reference to any financial term in this Indenture (but not when used with respect to any tax return or tax liability), means the consolidation for two or more Persons of the amounts signified by such term for all such Persons, with intercompany items eliminated in accordance with GAAP.

        "CONSOLIDATED ADJUSTED DEBT" means Indebtedness of the Company and its Restricted Subsidiaries (exclusive of Indebtedness of the type that could be Incurred under Section 5.04(b)(vi) or (viii)) determined on a consolidated basis in accordance with GAAP.

        "CONSOLIDATED ADJUSTED DEBT TO EBITDA RATIO" means, as of any date of determination, the ratio of (a) Consolidated Adjusted Debt as of such date to
(b) Consolidated EBITDA for the applicable four-quarter period ending on the last day of the most recently ended quarter for which consolidated financial statements of the Company and its Restricted Subsidiaries are available.

        "CONSOLIDATED ADJUSTED SENIOR DEBT TO EBITDA RATIO" means, as of any date of determination, the ratio of (a) Consolidated Adjusted Debt excluding any Subordinated Indebtedness and Disqualified Capital Stock as of such date to (b) Consolidated EBITDA for the applicable four-quarter period ending on the last day of the most recently ended quarter for which consolidated financial statements of the Company and its Restricted Subsidiaries are available.

        "CONSOLIDATED EBITDA" means for the applicable period of measurement, the Consolidated Net Income of the Company and its Restricted Subsidiaries on a consolidated basis, plus, without duplication, the following for the Company and its Restricted Subsidiaries to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, plus
(ii) provisions for taxes based on income, plus (iii) total depreciation expense, plus (iv) total amortization expense, plus (v) other non-cash items reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item) less other non-cash items increasing Consolidated Net Income (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus (vi) charges taken in accordance with SFAS 142, plus (vii) all net cash extraordinary losses less net cash extraordinary gains.

        "CONSOLIDATED INTEREST EXPENSE" means for the applicable period of measurement of the Company and its Restricted Subsidiaries on a consolidated basis, the aggregate interest expense for such period determined in accordance with GAAP (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Company and its Restricted Subsidiaries on a consolidated basis, but excluding all amortization of financing fees and other charges incurred by the Company and its Restricted Subsidiaries in connection with the issuance of Indebtedness.

        "CONSOLIDATED NET INCOME" means for any period the net income (or loss) before provision for dividends on Preferred Stock of the Company and its Restricted Subsidiaries on a consolidated basis for such period determined in conformity with GAAP, but excluding, without duplication, the following clauses
(a) through (f) to the extent included in the computations thereof: (a) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or that Person's assets are acquired by the Company or any of its Restricted Subsidiaries; (b) the income (or loss) of any Person (other than the Company or a Restricted Subsidiary) in which such Person has an interest except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary (which amount shall be included in Consolidated Net Income); (c) the income of any Restricted Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary (except to the extent of the amount of dividends or similar distributions actually lawfully paid to the Company or a Restricted Subsidiary); (d) any after tax gains or losses attributable to Asset Dispositions or returned surplus assets of any pension plan; (e) (to the extent not included in clauses (a) through (d) above) (i) any net extraordinary gains or net extraordinary losses or (ii) any net non-recurring gains or non-recurring losses to the extent attributable to Asset Dispositions, the exercise of options to acquire Capital Stock and the extinguishment of Indebtedness; and (f) cumulative effect of a change in accounting principles.

        "CONSOLIDATED TOTAL ASSETS" means, as at any date of determination, the aggregate amount of assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries (excluding, however, for the avoidance of doubt the assets of the BRCOM Group) prepared in accordance with GAAP most recently delivered to the Holders pursuant to Section 4.02 hereof.

        "CONVERTIBLE PREFERRED STOCK" means the 12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009 of BRCOM and the 6 3/4% Cumulative Convertible Preferred Stock of the Company.

        "CONVERTIBLE SUBORDINATED INDENTURE" means the indenture relating to the Convertible Subordinated Notes dated as of July 21, 1999, between the Company and The Bank of New York, as Trustee.

        "CONVERTIBLE SUBORDINATED NOTES" means those certain 6 3/4% Convertible Subordinated Notes due 2009 of the Company issued pursuant to the Convertible Subordinated Indenture with an original aggregate issue price of $400,000,000, and any such notes issued in exchange or replacement therefor.

        "CREDIT AGREEMENT" means the Amendment and Restatement of the Credit Agreement, dated as of November 9, 1999, as amended and restated as of January 12, 2000 and as of March 26, 2003, as amended, by and among the Company, BCSI, the lenders party thereto from time to time, Bank of America, N.A., as syndication agent, Citicorp USA, Inc., as administrative agent and certain other agents, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreement or agreements may be amended (including any amendment and restatement thereof), restated, supplemented, replaced, restructured, waived, Refinanced or otherwise modified from time to time, including any amendment, supplement, modification or agreement adding Subsidiaries of the Company as additional borrowers or guarantors thereunder or extending the maturity of, Refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement, and whether by the same or any other agent, lender or group of lenders or one or more agreements, contracts, indentures or otherwise.

        "CREDIT DOCUMENTS" means the Credit Agreement, any Secured Hedge Agreement that is secured under (and as defined in) the Credit Agreement, and all certificates, instruments, financial and other statements and other documents and agreements made or delivered from time to time in connection therewith and related thereto.

        "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

        "CUSTODIAN" is defined in Section 7.01.

        "DEFAULT" means any event, act or condition that is, or with the giving of notice, lapse of time or both would constitute, an Event of Default.

        "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or Asset Disposition), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or Asset Disposition) on or prior to the Stated Maturity.

        "ENVIRONMENTAL LAWS" means all applicable foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and the Emergency Planning and Community Right-to-Know Act.

        "EQUITY OFFERING" means a public or private sale for cash of Capital Stock (other than Disqualified Stock or Preferred Stock) of the Company.

        "EVENT OF DEFAULT" is defined in Section 7.01.

        "EXCESS PROCEEDS" is defined in Section 5.05(b).

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXCHANGE GUARANTEE" means each Guarantee of the obligations with respect to the Exchange Notes issued by a Person.

        "EXISTING BCSI LOAN" means Indebtedness of BCSI Incurred under the Credit Agreement prior to the date of this Indenture and any Indebtedness of BCSI Incurred under the Credit Agreement for the purpose of making interest payments on (w) the Existing BCSI Loan, (x) any Indebtedness of the BRCOM Group Incurred under the Credit Agreement after the date of this Indenture subject to the limitations set forth in Section 5.11, (y) BRCOM's 9% Senior Subordinated Notes Due 2008 or (z) BRCOM's 12 1/2% Senior Series B Notes due 2005.

        "EXISTING INDEBTEDNESS" all Indebtedness of the Company and its Restricted Subsidiaries existing as of the Closing Date (after giving effect to the redemption, repurchase, repayment or prepayment of Indebtedness out of the proceeds of the Notes, but excluding any Indebtedness outstanding under the Credit Documents).

        "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction between a willing seller and a willing and able buyer. Unless otherwise expressly required elsewhere herein, fair market value will be determined in good faith and, for transactions involving an aggregate consideration greater than $10,000,000, by resolution of the Board of Directors of the Company, and any such determination shall be conclusive absent a manifest error.

        "FISCAL YEAR" means a fiscal year of the Company and its Restricted Subsidiaries ending on December 31 of any calendar year.

        "GAAP" means United States generally accepted accounting principles as of the Closing Date set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as have been approved by a significant segment of the accounting profession.

        "GOVERNMENTAL AUTHORITY" means (a) the government of the United States of America or any State or other political subdivision thereof, (b) any government or political subdivision of any other jurisdiction in which the Company or any of its Subsidiaries conducts all or any part of its business, or which properly asserts jurisdiction over any properties of the Company or any of its Subsidiaries or (c) any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of any such government.

        "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

        "GUARANTEED OBLIGATIONS" is defined in Section 10.01(a).

        "GUARANTOR" means any Person that has issued a Guarantee of the Obligations with respect to the Notes.

        "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contract, currency swap agreements, currency future or option contracts and other hedging agreements.

        "HEDGE BANK" means any lender party under the Credit Agreement or an Affiliate of such a lender party in its capacity as a party to a Secured Hedge Agreement.

        "HOLDER" means a Person in whose name a Note is registered at the Registrar.

        "INCUR" means create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise (including by operation of law).

        "INDEBTEDNESS" means, with respect to any Person on any date of determination, without duplication: (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all Capitalized Lease Obligations and all Attributable Debt of such Person; (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, in each case to the extent the purchase price is due more than six months from the date the obligation is Incurred (but excluding trade accounts payable and other accrued liabilities arising in the Ordinary Course of Business); (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (vi) Guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below; (vii) all obligations of any other Person of the type referred to in clauses (i) through
(vi) which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured; (viii) all obligations under Currency Agreements and all Interest Swap Obligations of such Person; and (ix) all obligations represented by Disqualified Capital Stock of such Person.

        "INDENTURE" is defined in the preamble.

        "INDEPENDENT QUALIFIED PARTY" means an investment banking firm, accounting firm or appraisal firm, in each case, of national standing; PROVIDED, HOWEVER, that such firm is not an Affiliate of the Company; and, PROVIDED, FURTHER, that for transactions involving consideration of $100,000,000 or more, the term "Independent Qualified Party" shall be limited to an investment banking firm of national standing only, unless, with respect to any such transaction,
(x) the Company delivers to the Trustee and the Required Holders an Officers' Certificate to the effect that no investment bank will opine on commercially reasonable terms on such transaction and that it proposes instead to engage an accounting firm of national standing (and stating the identity of such accounting firm) and (y) within fifteen (15) days after the delivery of such Officers' Certificate the Company does not receive a written notice from the Required Holders reasonably objecting to the Company's proposal set forth in the Officers' Certificate, in which case the term

        "INDEPENDENT QUALIFIED PARTY" for such transaction may also include such accounting firm.

        "INTEREST SWAP OBLIGATIONS" means the Obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

        "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by the Company or any of its Restricted Subsidiaries of any beneficial interest in, including stock, partnership interest or other Capital Stock of, or ownership interest in, any other Person; and (ii) any direct or indirect loan, advance or capital contribution by the Company or any of its Restricted Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that did not arise from sales to or services provided to that other Person in the Ordinary Course of Business. For purposes of Section 5.02: (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of the Company (to the extent of the Company's percentage ownership therein) at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of the Company and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of the Company (to the extent of the Company's percentage ownership therein) at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company; and (ii) the amount of any Investment shall be the original cost of such Investment plus the costs of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced (other than for purposes of calculations under Section 5.11) by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

        "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in New York or Ohio or at a place of payment are authorized by law, regulation or executive order to remain closed. If any payment date in respect of the Notes is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

        "LEVERAGE TEST" is defined in Section 5.04(a).

        "LIEN" means any lien, mortgage, pledge, security interest, charge, encumbrance or governmental levy or assessment of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof).

        "MATURITY", when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise (including in connection with any offer to purchase that this Indenture requires the Company to make).

        "MOODY'S" means Moody's Investors Service, Inc.

        "NET CASH PROCEEDS", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "NET PROCEEDS" means cash proceeds actually received by the Company or any of its Restricted Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (a) the costs of such sale, issuance, lease, transfer or other disposition (including all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all taxes required to be paid or accrued as a liability under GAAP as a consequence of such sale, lease or transfer), (b) amounts applied to repayment of Indebtedness (other than revolving credit Indebtedness under the Credit Agreement, without a corresponding reduction in the revolving credit commitment) secured by a Lien on the asset or property disposed of, (c) if such Asset Disposition involves the sale of a discrete business or product line, any accrued liabilities of such business or product line required to be paid or retained by the Company or any of its Restricted Subsidiaries as part of such disposition, (d) appropriate amounts to be provided by the Company or a Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with an Asset Disposition and retained by the Company or such Restricted Subsidiary, as the case may be, after such Asset Disposition, including, without limitation, pension and benefit liabilities, liabilities related to environmental matters or liabilities under any indemnification obligations associated with such Asset Disposition and (e) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, but only to the extent required by constituent documents of such Subsidiary or such joint venture.

        "NOTICE OF DEFAULT" is defined in Section 8.05.

        "OBLIGATIONS" means all obligations for principal, premium (if any), interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "OFFER AMOUNT" is defined in Section 4.10(c).

        "OFFER PERIOD" is defined in Section 4.10(a).

        "OFFICERS' CERTIFICATE" of the Company means a certificate signed on behalf of the Company by two Persons, one of which shall be any of the following: the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer or the Treasurer (or any such other officer that performs similar duties) of the Company, and the other one shall be any of the following: the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Assistant Treasurer, Controller, the Secretary or an Assistant Secretary (or any such other officer that performs similar duties) of the Company. One of the officers signing an Officers' Certificate given pursuant to Section 4.06 shall be the principal executive, financial or accounting officer or treasurer of the Company.

        "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or a Guarantor.

        "ORDINARY COURSE OF BUSINESS" means, in respect of any transaction involving the Company or any Restricted Subsidiary of the Company, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith.

        "PAYING AGENT" is defined in Section 2.03(a).

        "PERMITS" means all licenses, permits, certificates of need, approvals and authorizations from all Governmental Authorities required to lawfully conduct a business.

        "PERMITTED ACQUISITION" means the purchase by the Company or a Restricted Subsidiary of the Company of all or substantially all of the assets of a Person whose primary business is the same, related, ancillary or complementary to the business in which the Company and its Restricted Subsidiaries were engaged on the Closing Date, or any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person and each Subsidiary of such Person becomes a Restricted Subsidiary of the Company whose primary business is the same, related, ancillary or complementary to the business in which the Company and its Restricted Subsidiaries were engaged on the Closing Date or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Restricted Subsidiary of the Company and whose primary business is the same, related, ancillary or complementary to the business in which the Company and its Subsidiaries were engaged in on the Closing Date.

        "PERMITTED ADJUSTMENTS" means, for the purpose of calculating the Leverage Test, pro forma adjustments arising out of events (including cost savings resulting from head count reduction, closure of facilities and similar restructuring charges) which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, which would be permitted by Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Commission; PROVIDED that such adjustments are set forth in an Officers' Certificate signed by the Company's chief financial officer and another officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to this Indenture.

        "PERMITTED ASSET SWAP" means any transfer of properties or assets by the Company or any of its Restricted Subsidiaries in which the consideration received by the transferor consists of like properties or assets to be used in the business of the Company or its Restricted Subsidiaries in the same or similar manner as such transferred properties or assets; provided that (i) the fair market value (determined in good faith by the Board of Directors of the Company) of properties or assets received by the Company or any of its Restricted Subsidiaries in connection with such Permitted Asset Swap is at least equal to the fair market value (determined in good faith by the Board of Directors of the Company) of properties or assets transferred by the Company or such Restricted Subsidiary in connection with such Permitted Asset Swap and (ii) the aggregate fair market value of assets transferred by the Company in connection with all Permitted Asset Swaps after the Closing Date does not exceed 10% of Consolidated Total Assets.

        "PERMITTED INVESTMENTS" means:

                (i) (A) any Investment in (including, without limitation, loans and advances to) the Company or a Restricted Subsidiary of the Company whose primary business is the same, related, ancillary or complementary to the business in which the Company and its Subsidiaries were engaged in on the date of such Investment and (B) any acquisition by the Company or a Restricted Subsidiary of the Company of beneficial interest in a Restricted Subsidiary of the Company from another Restricted Subsidiary of the Company or the Company;

                (ii) any Investment in Cash Equivalents or the Notes;

                (iii) any Investment related to or arising out of a Permitted Acquisition;

                (iv) any Investment which results from the receipt of non-cash consideration from an asset sale made pursuant to and in compliance with the provisions of Section 5.05 or from any sale or other disposition of assets not constituting an Asset Disposition;

                (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the Ordinary Course of Business;

                (vi) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                (vii) loans and advances to employees made in the Ordinary Course of Business not to exceed $2,000,000 in the aggregate at any time outstanding; PROVIDED, HOWEVER, for purposes of this definition, "advances" will not restrict advances for travel, moving or relocation expenses to employees advanced and repaid in the Ordinary Course of Business;

                (viii) loans and advances not to exceed $2,000,000 at any time outstanding to employees of the Company or its Subsidiaries for the purpose of funding the purchase of Capital Stock of the Company by such employees;

                (ix) any Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person otherwise permitted under this Indenture pursuant to the reorganization, bankruptcy or liquidation of such Person or a good faith settlement of debts by said Person;

                (x) any Investment existing on the Closing Date, any Investment received as a distribution in respect of such existing Investment and any Investment received in exchange for such existing Investment; PROVIDED that, in the case of an exchange, the fair market value (as determined in good faith by the Board of Directors of the Company) of the Investment being exchanged is at least equal to rectors of the Company) of the Investment being exchanged is at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of the Investment for which such Investment is being exchanged;

                (xi) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with this Indenture; provided such Investments were not made by such Person in connection with or in anticipation or contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

                (xii) Investments in stock, obligations or securities received in settlement of debts created in the Ordinary Course of Business or in satisfaction of judgments;

                (xiii) Investments by the Company or any Restricted Subsidiary pursuant to an Interest Rate Swap Obligation or a Currency Agreement permitted by clauses (vi) or (viii) of Section 5.04(b);

                (xiv) Investments consisting of debits and credits between BRFS LLC and the Company, its Restricted Subsidiaries and, subject to Section 5.11, its Unrestricted Subsidiaries pursuant to the Centralized Cash Management System;

                (xv) Investments consisting of loans, advances and payables due from suppliers or customers made by the Company or its Restricted Subsidiaries in the Ordinary Course of Business;

                (xvi) Investments that may be deemed to arise out from the cashless exercise by employees of the Company of rights, options or warrants to purchase Capital Stock of the Company;

                (xvii) Investments permitted to be made by Section 5.11;

                (xviii) Investments the consideration paid for which consists solely of Capital Stock (other than Disqualified Capital Stock) of the Company;

                (xix) Investments in an aggregate amount not in excess of 5% of the Consolidated Total Assets for any Investments valued as of the date such Investment is made, including, without limitation, joint ventures; and

                (xx) Investments the consideration for which was paid by a Person other than the Company or any of its Restricted Subsidiaries, without recourse to the Company or its Restricted Subsidiaries.

        "PERMITTED LIENS" means:

                (i) Liens to secure the performance of statutory obligations, surety or appeal bonds, letters of credit or other obligations of a like nature incurred in the Ordinary Course of Business;

                (ii) Liens for taxes, assessments and governmental charges, levies or claims that are (x) not yet due and payable or (y) which are due and payable and are being contested in good faith by appropriate proceedings so long as such proceedings stay enforcement of such Liens;

                (iii) any Lien arising out of a judgment or award not constituting an Event of Default;

                (iv) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, workmen, repairmen and other similar liens imposed by law, which are incurred in the Ordinary Course of Business for sums not more than thirty (30) days delinquent or which are being contested in good faith by appropriate proceedings so long as such contest stays enforcement of such Liens;

                (v) survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material adverse respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                (vi) any interest or title of a lessor under any Capitalized Lease Obligation; PROVIDED that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

                (vii) Liens securing purchase money Indebtedness permitted pursuant to Section 5.04(b)(iii); PROVIDED, HOWEVER, that (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired, constructed, repaired, added to or improved and (b) the Lien securing such Indebtedness shall be created within 180 days after the date of such acquisition or, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien or, in the case of a Refinancing of any purchase money Indebtedness, within 180 days of such Refinancing;

                (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

               (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                (xi) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                (xii) Liens in existence on the Closing Date;

                (xiii) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary;

                (xiv) leases, subleases, licenses and sublicenses of the type referred to in clause (x) in the second sentence of the definition of "Asset Disposition" granted to third parties in the Ordinary Course of Business;

                (xv) banker's liens and rights of offset of the holders of Indebtedness of the Company or any Restricted Subsidiary on monies deposited by the Company or any Restricted Subsidiary with such holders of Indebtedness in the Ordinary Course of Business of the Company or any such Restricted Subsidiary;

                (xvi) Liens securing obligations under Interest Swap Obligations or Currency Agreements so long as such obligations relate to Indebtedness that is, and is permitted under this Indenture, to be secured by a Lien on the same property securing such obligations;

                (xvii) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (xii) and (xiii); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (xii) and (xiii) at the time the original Lien became a Permitted Lien under this Indenture and (2) an amount necessary to pay any fees and expenses, including premiums related to such Refinancings;

                (xviii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations;

                (xix) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary or such Person; PROVIDED, HOWEVER, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED, FURTHER, HOWEVER, that the Liens

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        may not extend to any other property owned by such Person or any of its
        Subsidiaries; and

                (xx) other Liens that do not, in the aggregate, secure obligations in an aggregate amount in excess of 5% of the Consolidated Total Assets valued as of the date of the Incurrence of any such obligation.

        "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to Refinance, other Indebtedness of any such Person; PROVIDED, HOWEVER, that (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount plus accrued interest and premium, if any, of the Indebtedness so exchanged or Refinanced (plus fees);
(ii) such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being exchanged or Refinanced; (iii) if the Indebtedness being exchanged or Refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being exchanged or Refinanced; and (iv) such Permitted Refinancing Indebtedness is Incurred by the Company or the Person who is the obligor on the Indebtedness being exchanged or Refinanced. "Permitted Refinancing Indebtedness" shall not include Indebtedness Incurred to Refinance Indebtedness originally Incurred in violation of the Indenture or pursuant to Section 5.04(b)(iii), (v), (vi), (vii), (viii), (x) or (xi).

        "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

        "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation, and shall include the 6 3/4% Convertible Preferred Stock of the Company and the 12 1/2% Series B Junior Exchangeable Preferred Stock of BRCOM.

        "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

        "PURCHASE DATE" is defined in Section 4.10(c).

        "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture and the Notes.

        "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture and the Notes.

        "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebted ness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "REGISTRAR" is defined in Section 2.03(a).

        "REQUIRED HOLDERS" means Holders holding more than 50% of the then outstanding aggregate principal amount of the Notes (exclusive of Notes then owned directly or indirectly by the Company, or any of its Subsidiaries or Affiliates).

        "RESPONSIBLE OFFICER" means the chief executive officer, the president, the chief financial officer, the principal accounting officer or the treasurer (or the equivalent of any of the foregoing) of the Company or any of its Subsidiaries or any other officer, partner or member (or person performing similar functions) of the Company or any of its Subsidiaries responsible for overseeing the administration of, or reviewing compliance with, all or any portion of this Indenture.

        "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

        "RESTRICTED PAYMENTS" is defined in Section 5.02(a)(iv).

        "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

        "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V of the Credit Agreement as in effect on the date hereof that is entered into by and between any borrower under the Credit Agreement and any Hedge Bank.

        "SECURED INDEBTEDNESS" means any Indebtedness secured by a Lien.

        "SENIOR NOTES" means those certain 7 1/4% Senior Notes due 2023 of the Company issued pursuant to an indenture dated as of July 1, 1993 in the aggregate principal amount of $50,000,000, and any such notes issued in exchange or replacement therefor.

        "SERIES" means any series of Notes outstanding under this Indenture.

        "SIGNIFICANT SUBSIDIARY" means any Subsidiary that is or would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the Commission.

        "16% NOTES" means those certain 16% Senior Subordinated Discount Notes due 2009 of the Company.

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        "16% NOTES INDENTURE" means the indenture relating to the 16% Notes dated as of March 26, 2003, among the Company, the Guarantors party thereto, and The Bank of New York as Trustee.

        "16% NOTES PURCHASE AGREEMENT" means the Purchase Agreement relating to the 16% Notes dated as of December 9, 2002, among the Company and the Purchasers party thereto.

        "SPECTRUM ASSETS" means the E-Block spectrum licenses granted by the Federal Communications Commission or any spectrum license owned by CBW Co. for which the E-Block may be exchanged.

        "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc.

        "STATED MATURITY," when used with respect to any Note or any installment of interest thereon, means the date specified in this Indenture or such Note as the scheduled fixed date on which the principal of such Note or such installment of interest is due and payable and shall not include any contingent obligation to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for payment thereof.

        "SUBORDINATED INDEBTEDNESS" means (i) the Convertible Subordinated Notes, (ii) the 16% Notes and (iii) any Indebtedness of the Company permitted hereunder which is expressly subordinated to and junior to the payment and performance of the Notes. "SUBORDINATED INDEBTEDNESS" of a Guarantor has a correlative meaning.

        "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Any Person becoming a Subsidiary of the Company after the Closing Date shall be deemed to have Incurred all of its outstanding Indebtedness on the date it becomes a Subsidiary.

        "SUCCESSOR COMPANY" is defined in Section 6.01(a).

        "TIA" means the Trust Indenture Act of 1939 (15
U.S.C.ss.ss.77aaa-77bbbb), as amended from time to time.

        "TRUST OFFICER" means, when used with respect to the Trustee, any vice president (whether or not designated by a number or a word or words added before or after the title "vice president"), any assistant treasurer, or any other officer of the Trustee in its Corporate Trust Administration Department customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

        "TRUSTEE" is defined in the preamble.

        "UNRESTRICTED SUBSIDIARY" means (i) any member of the BRCOM Group; PROVIDED that after the consummation of the sale of all or substantially all of the assets of BRCOM's Subsidiaries or the consummation of a confirmed plan of reorganization under Chapter 11 of the United States Bankruptcy Code with respect to BRCOM, the Company may designate BTI Inc. (f/k/a Broadwing Telecommunications Inc.) as a Restricted Subsidiary by written notice to the Trustee and the Holders; (ii) any Subsidiary of the Company that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and (iii) any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that subject to
Section 5.11: (i) the Company certifies to the Holders that such designation complies with Section 5.02; and (ii) each Subsidiary to be so designated and each of its Subsidiaries (other than any member of the BRCOM Group, except as provided in clause (i) of this definition) has not at the time of designation, and does not thereafter, Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation: (i) the Company could Incur $1.00 of Indebtedness under Section 5.04(a); and (ii) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing; PROVIDED that, notwithstanding the foregoing, except as provided in clause (i) of this definition, the Board of Directors may not designate any member of the BRCOM Group to be a Restricted Subsidiary.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Holders a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the issuer's option.

        "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of a contingency) to vote in the election of directors, managers or trustees thereof.

        "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multi

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plying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

        SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

        "indenture securities" means the Initial Notes, the Additional Notes (if any) the Exchange Notes and the Exchange Guarantees.

        "indenture security holder" means a Holder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

        SECTION 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires:

        (a) a term has the meaning assigned to it;

        (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

        (c) "or" is not exclusive;

        (d) "including" means including without limitation;

        (e) "to" and "until" each mean "to but excluding";

        (f) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

        (g) any reference herein to any Person shall be construed to include such Person's successors and assigns;

        (h) words in the singular include the plural and words in the plural include the singular;

        (i) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

        (j) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

        (k) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE 2

                                   THE NOTES

        SECTION 2.01. FORM AND DATING. Provisions relating to the Initial Notes, the Exchange Notes and the Private Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix"), which is hereby incorporated in and expressly made a part of this Indenture. The Initial Notes issued on the Closing Date, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Initial Notes and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes or Private Exchange Notes to be issued in exchange for the Initial Notes or otherwise pursuant to this Indenture and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and multiples thereof.

        SECTION 2.02. EXECUTION AND AUTHENTICATION. One officer shall sign the Notes for the Company by manual or facsimile signature.

        If an officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

        A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee shall, upon written direction of the Company, authenticate and make available for delivery Notes as set forth in the Appendix.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

        SECTION 2.03. REGISTRAR AND PAYING AGENT.

        (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Notes Custodian with respect to the Global Notes (as defined in the Appendix).

        (b) the Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07. The Company or any of its domestically organized Restricted Subsidiaries (other than any member of the BRCOM Group) may act as Paying Agent or Registrar.

        (c) the Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; PROVIDED, HOWEVER, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 8.08.

        SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to 10:00 a.m. (New York City time) each due date of the principal of and interest on any Note, the Company shall deposit with, or to an account maintained by, the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall promptly notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

        SECTION 2.05. HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

        SECTION 2.06. TRANSFER AND EXCHANGE. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

        Prior to the due presentation for registration of transfer of any Note, the Company, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Guarantors, the Paying Agent, the Trustee or the Registrar shall be affected by notice to the contrary.

        Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

        All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

        SECTION 2.07. REPLACEMENT NOTES. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the New York Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

        Every replacement Note is an additional obligation of the Company.

        The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

        SECTION 2.08. OUTSTANDING NOTES. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 12.06, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

        If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

        If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date, the Stated Maturity Date or maturity date money sufficient to pay all principal and interest and Additional Interest, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

        SECTION 2.09. TEMPORARY NOTES. Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

        SECTION 2.10. CANCELLATION. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Company pursuant to written direction by a Responsible Officer. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

        SECTION 2.11. DEFAULTED INTEREST. If the Company defaults in a payment of interest or Additional Interest, if any, on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

        SECTION 2.12. CUSIP NUMBERS. The Company in issuing the Notes may use Committee on Uniform Securities Identification Procedures numbers (the "CUSIP numbers") (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

        SECTION 2.13. DESIGNATIONS. For purposes of the Convertible Subordinated Indenture, the Notes issued pursuant to this Indenture shall constitute "Designated Senior Debt" and for purposes of the 16% Notes Indenture, the Notes issued pursuant to this Indenture shall constitute "Designated Senior Indebtedness."

        SECTION 2.14. ISSUANCE OF ADDITIONAL NOTES. The Company shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Initial Notes issued on the Closing Date, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto or upon a registration default as provided under a Registration Rights Agreement related thereto and terms of optional redemption, if any (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided, that such issuance shall be made in compliance with
Section 5.04.

        With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors (or a duly appointed committee thereof) and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                (a) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

                (b) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                (c) the issue price and the issue date of such Additional Notes and amount of interest payable on the first payment date applicable thereto;

                (d) whether such Additional Notes shall be Transfer Restricted Securities and issued in the form of Initial Notes or shall be registered securities issued in the form of Exchange Notes, each as set forth in the Exhibits hereto; and

                (e) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in the Appendix in which any such Global Note may be exchanged in whole or in party for Additional Notes registered, or any transfer of such Global Notes in whole or in party may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.


                                    ARTICLE 3

                                   REDEMPTION

        SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Notes pursuant paragraph 5 of the Notes or is obligated to purchase Notes pursuant to
Section 4.09 or Section 4.10, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The redemption provisions of paragraph 5 of the Notes are fully incorporated herein. The Trustee may conclusively rely on an Officers' Certificate and the calculations given therein in making any redemption in accordance with paragraph 5 of the Notes.

        The Company shall give each notice to the Trustee provided for in this
Section 3.01 at least 45 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

        SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in principal amounts of $1,000 or a multiple thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

        SECTION 3.03. NOTICE OF REDEMPTION.

        (a) At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first class mail, to each Holder of Notes to be redeemed at such Holder's registered address

        (b) notice shall identify the Notes to be redeemed and shall state:

                (i) the Redemption Date;

                (ii) the Redemption Price and the amount of accrued interest (including amounts to be accreted to principal of the Notes) to the Redemption Date;

                (iii) the name and address of the Paying Agent;

                (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                (v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amount of the particular Notes to be redeemed;

                (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest and any Additional Interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

                (vii) the CUSIP number, if any, printed on the Notes being redeemed; and

                (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        (c) At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 3.03.

        SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued interest and Additional Interest, if any, to the Redemption Date; PROVIDED, HOWEVER, that if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued interest and Additional Interest, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant Regular Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

        SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. On or after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and Additional Interest, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

        SECTION 3.06. NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the principal amount of the Note surrendered.

                                   ARTICLE 4

                             AFFIRMATIVE COVENANTS

        SECTION 4.01. PAYMENT OF NOTES.

        (a) The Company shall pay the principal of and interest on the Notes on or before the dates and in the manner provided in the Notes and in this Indenture. Principal of and interest on the Notes shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal of and interest on the Notes then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

        (b) The Company shall pay interest on overdue principal of the Notes at the rate specified therefor in the Notes and shall pay interest on overdue installments of interest at the same rate to the extent lawful.

        SECTION 4.02. COMMISSION REPORTS. Whether or not required by the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Notes are outstanding, the Company shall file with the Commission, and provide the Trustee, Holders and prospective Holders (upon request) within 15 days after it files or is required to file them with the Commission, copies of its annual report and the information, documents and other reports that are specified in Section 13 and 15(d) of the Exchange Act. In addition, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of TIA ss. 314(a). The receipt by the Trustee of any such reports and documents pursuant to this Section shall not constitute notice or constructive notice of any information contained in such documents or determinable from information contained in such documents, including the Company's compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        SECTION 4.03. PRESERVATION OF CORPORATE EXISTENCE. Except as otherwise permitted by Article 6, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, limited liability company, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary (it being understood that legal name change may be made based upon reasonable discretion of the Company) and (b) the rights (charter and statutory) and licenses of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve or keep in full force and effect any such right or license, or the corporate, limited liability company, partnership or other existence of any of its Restricted Subsidiaries if the loss thereof does not and would not reasonably be expected to be materially adverse to the Company and its Subsidiaries taken as a whole.

        SECTION 4.04. [Intentionally Omitted].

        SECTION 4.05. [Intentionally Omitted].

        SECTION 4.06. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 90 days of the end of the fiscal year of the Company, an Officers' Certificate made on behalf of the Company stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

        SECTION 4.07. [Intentionally Omitted].

        SECTION 4.08. [Intentionally Omitted].

        SECTION 4.09. OFFER TO PURCHASE UPON CHANGE OF CONTROL.

        (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to purchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, as of the Change of Control Payment Date (the "Change of Control Payment") in accordance with the terms set forth below (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date); PROVIDED, HOWEVER, that, notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this Section 4.09 in the event that it has exercised its right to redeem all the Notes under paragraph 5 of the Notes. The Company shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws and regulations in connection with the purchase of Notes pursuant to this Section 4.09. To the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09(a) by virtue thereof.

        (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, on the relevant interest payment date);

                (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

                (iii) the purchase date, (which shall be no earlier than 10 Business Days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); and

                (iv) the instructions determined by the Company, consistent with this Section 4.09, that a Holder must follow in order to have its Notes purchased.

        (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) pay to the Holders of Notes or portions thereof so tendered an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered. The Company shall promptly mail or deliver by wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Company shall promptly execute and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED, HOWEVER, that each such new Note shall be in a principal amount of $1,000 or a multiple thereof.

        (d) In the event that at the time of such Change of Control the terms of the Credit Documents restrict or prohibit the repurchase of Notes pursuant to this Section 4.09, then prior to the mailing of the notice to Holders provided for in Section 4.09(b) but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Indebtedness under the Credit Documents or, if doing so will allow the purchase of Notes, offer to repay in full all Indebtedness under the Credit Documents and repay the Indebtedness under the Credit Documents of each lender who has accepted such offer or (ii) obtain the requisite consent under the Credit Documents to permit the repurchase of the Notes as provided for in Section 4.09(c).

        (e) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 and such third party purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        SECTION 4.10. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

        (a) In the event that, pursuant to Section 5.05, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified in this Section 4.10. Each Asset Sale Offer shall remain open for not less than ten (10) Business Days nor more than sixty (60) days immediately following its commencement, except to the extent that a longer period is required by Applicable Law (the "Offer Period").

        (b) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders which shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                (i) that the Asset Sale Offer is being made pursuant to this
        Section 4.10 and Section 5.05 and the length of time the Asset Sale Offer shall remain open;

                (ii) the Offer Amount and the Purchase Date;

                (iii) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed to the Company at the address specified in the notice at least three Business Days before the Purchase Date;

                (iv) that Holders shall be entitled to withdraw their election if the Company receives, not later than the second Business Day prior to the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and (v) other information required to be included pursuant to Section 3.03.

        (c) On or before the Business Day immediately after the termination of the Offer Period (the "Purchase Date"), the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Asset Sale Offer with an aggregate principal amount equal to the aggregate principal amount required to be purchased pursuant to Section 5.05 plus accrued and unpaid interest, if any, thereon to the Purchase Date (the "Offer Amount") or, if the aggregate principal amount of Notes tendered is less than the Offer Amount, the Company shall purchase all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. The Company shall promptly (but in any case not later than five (5) Business Days after the Purchase Date) mail or deliver by wire transfer to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note and deliver it to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

        SECTION 4.11. CORPORATE SEPARATENESS. For so long as the 16% Notes are outstanding, the Notes will be governed by Section 4.11 of the 16% Notes Indenture, as such section may be amended or as compliance with such section may be waived from time to time.

        SECTION 4.12. FURTHER ASSURANCES. The Company shall, upon the request of Holders, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

        SECTION 4.13. FUTURE GUARANTORS. Subject to Section 10.02(b), the Company shall cause each Restricted Subsidiary that becomes a guarantor of the borrowings of the Company under the Credit Agreement to become a Guarantor, and, if applicable, to execute and deliver to the Trustee a supplemental guarantee in the form of Exhibit C pursuant to which such Restricted Subsidiary will guarantee payment of the Notes.

                                   ARTICLE 5

         NEGATIVE COVENANTS APPLICABLE TO COMPANY AND ITS SUBSIDIARIES

        SECTION 5.01. STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under the Notes or this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent that it may lawfully do so) that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

        SECTION 5.02. RESTRICTED PAYMENTS.

        (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to,

                (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of Capital Stock (including any payment in connection with a merger or consolidation involving the Company or any of its Restricted Subsidiaries), except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Capital Stock or Capital Stock convertible into or exchangeable for Disqualified Capital Stock) and (y) dividends or distributions payable to the Company or to a Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distribution has equity holders other than the Company or another Restricted Subsidiary, to such equity holders on a pro rata basis),

                (ii) purchase, redeem or otherwise acquire for value any shares of Capital Stock of the Company or any of its Restricted Subsidiaries now or hereafter outstanding held by a Person other than the Company or another Restricted Subsidiary,

                (iii) make any payment or prepayment of principal of, premium, if any, interest, redemption, exchange, purchase, retirement, defeasance, sinking fund or other payment with respect to, any Subordinated Indebtedness of the Company prior to scheduled maturity, scheduled payment, scheduled repayment or scheduled sinking fund payment thereof (except redemption, exchange, purchase, retirement, defeasance, sinking fund or other payment within twelve months of the final maturity thereof); or

                (iv) make any Restricted Investments (the items described in clauses (i), (ii), (iii), and (iv) are referred to as "Restricted Payments"); except that the Company or any Restricted Subsidiary of the Company may make a Restricted Payment if at the time of and after giving effect to such Restricted Payment;

                        (A) no Default or Event of Default will have occurred
                and be continuing (or would result therefrom);

                        (B) the Company could Incur at least $1.00 of additional
                Indebtedness pursuant to Section 5.04(a) hereof; and

                        (C) such Restricted Payment, together with the aggregate
                of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by Section 5.02(b)(i) through (v), inclusive, (viii) and (ix)), would be less than the sum, without duplication, of: (1) 50% of the Consolidated Net Income for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Closing Date occurs to the end of the Company's most recently ended fiscal quarter for which internal financial statements of the Company and its Restricted Subsidiaries are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); (2) to the extent that any Restricted Investment that was made after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment; (3) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued as provided in the definition of the "Investment"); (4) net cash dividends or other net cash distributions paid to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries; (5) the aggregate net cash proceeds and fair market value of property received by the Company from the issue or sale of its Capital Stock (other than Disqualified Capital Stock) or other capital contributions subsequent to the Closing Date (other than net cash proceeds or property (x) received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary or (y) applied for the purposes of clause (i) of Section 5.02(b)); and (6) aggregate net cash proceeds received by the Company from the issue or sale since the Closing Date of debt securities that have been converted into Capital Stock (other than Disqualified Capital Stock) of the Company.

        (b) The provisions of Section 5.02(a) will not prohibit any of the following:

                (i) the defeasance, redemption or repurchase of (x) Subordinated Indebtedness of the Company with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or (y) Convertible Preferred Stock or other Capital Stock of the Company with the Net Cash Proceeds from the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than the Disqualified Capital Stock);

                (ii) the pro rata redemption or repurchase by any Restricted Subsidiary of the Company of its common stock;

                (iii) the making by the Company of regularly scheduled payments in respect of any Subordinated Indebtedness of the Company permitted hereby in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, any agreement pursuant to which such Subordinated Indebtedness was issued;

                (iv) the making by the Company and its Restricted Subsidiaries of Permitted Acquisitions;

                (v) the making by the Company of regularly scheduled dividend payments in respect of 6 3/4% Cumulative Convertible Preferred Stock of the Company in accordance with the terms thereof;

                (vi) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 5.02(a);

                (vii) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases shall not exceed $2,000,000 in any calendar year;

                (viii) the issuance of common stock of the Company to officers, directors and employees as part of compensation arrangements;

                (ix) the making by the Company and its Restricted Subsidiaries of other Restricted Payments not to exceed $5,000,000 in the aggregate since the Closing Date; and

                (x) the making by the Company and its Restricted Subsidiaries of Restricted Payments permitted to be made by Section 5.11.

        (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

        SECTION 5.03. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to: (a) pay dividends or make any other distributions to the Company with respect to any Capital Stock of such Restricted Subsidiary or any other interest or participation in, or measured by, such Restricted Subsidiary's profits, or pay any Indebtedness or other obligations owed by such Restricted Subsidiary to the Company or any of the Company's other Restricted Subsidiaries; (b) make loans or advances to the Company or any of the Company's other Restricted Subsidiaries; or (c) transfer any of such Restricted Subsidiary's property or assets to the Company or any of the Company's other Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of: (i) existing Indebtedness and agreements, as in effect at or entered into on the Closing Date; (ii) the Credit Documents as in effect as of the Closing Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings thereof permitted hereunder, PROVIDED, HOWEVER, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings are not materially more restrictive with respect to such provisions than those contained in the Credit Documents on the date hereof; (iii) this Indenture and the Notes; (iv) Applicable Law; (v) any encumbrance or restriction
(1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or (2) contained in security agreements securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements; (vi) capital leases or purchase money obligations for property acquired in the Ordinary Course of Business that impose restrictions of the nature described in clause (v) above on the property so acquired; (vii) Permitted Refinancing Indebtedness; PROVIDED, HOWEVER, that such restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being Refinanced; (viii) any instrument governing Indebtedness, Capital Stock or assets of a Person acquired by the Company or any of the Company's Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such instrument was created or such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be Incurred; (ix) secured Indebtedness otherwise permitted to be Incurred pursuant to this Indenture that limits the right of the debtor thereunder to dispose of the assets securing such Indebtedness; (x) contracts for the sale of assets, including without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;
(xi) restrictions on deposits or minimum net worth requirements imposed by customers under contracts entered into in the Ordinary Course of Business; (xii) customary provisions in joint venture agreements, licenses and leases and other similar agreements entered into in the Ordinary Course of Business; (xiii) any encumbrance or restriction contained in an agreement evidencing Indebtedness of a Restricted Subsidiary permitted to be Incurred subsequent to the Closing Date pursuant to Section 5.04; and (xiv) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii) above; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

        SECTION 5.04. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED
STOCK.

        (a) The Company shall not, and shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness (including Acquired Indebtedness) and shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock; PROVIDED, HOWEVER, that the

Company and its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness), and the Restricted Subsidiaries may issue Preferred Stock, if on the date of such Incurrence and after giving effect thereto, (i) the Consolidated Adjusted Debt to EBITDA Ratio is less than 6.00 to 1.00 and
(ii) the Consolidated Adjusted Senior Debt to EBITDA Ratio is less than 4.00 to
1.00 (this test being referred to herein as the "Leverage Test"). For the purpose of the calculation of the Leverage Test, with respect to any period included in such calculation, Consolidated EBITDA, the components of Consolidated Interest Expense, and Consolidated Adjusted Debt and Capital Expenditures shall be calculated with respect to such period by the Company in good faith on a pro forma basis (including and consistent with Permitted Adjustments), giving effect to any Permitted Acquisition, Asset Disposition or Incurrence or redemption or repayment of Indebtedness that has given rise to the need for such calculation, has occurred during such period or has occurred after such period and on or prior to the date of such calculation (each a "Subject Transaction"), including, with regard to Permitted Acquisitions and Asset Dispositions, by using the historical financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of the Company and its Restricted Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness Incurred or redeemed or repaid in connection therewith, had been consummated or Incurred or redeemed or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding revolving loans under the Credit Agreement Incurred during such period).

        (b) The foregoing provisions shall not apply to:

                (i) the Incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                (ii) the Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness represented by the Notes and the Guarantees (not including any Additional Notes) and the Exchange Notes and the Exchange Guarantees issued in exchange therefor;

                (iii) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by (A) Capitalized Lease Obligations, mortgage financings or purchase money Indebtedness, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction, repair, addition to or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount, not to exceed $120,000,000 at any one time outstanding and (B) other purchase money Indebtedness in an aggregate principal amount not to exceed (without duplication) $10,000,000 at any one time outstanding;

                (iv) the Incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, Refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be Incurred by the Company or such Restricted Subsidiary;

                (v) the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness (A) between or among the Company and any Restricted Subsidiaries of the Company and (B) consisting of debits and credits among the Company and its Restricted Subsidiaries pursuant to the Centralized Cash Management System; PROVIDED, HOWEVER, that (1) any intercompany Indebtedness which is borrowed by the Company or a Guarantor from a Restricted Subsidiary that is not a Guarantor shall be expressly subordinated to the Notes or such Guarantor's Guarantee and (2) (x) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, or (y) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company, or a lender or agent upon exercise of remedies under a pledge of such Indebtedness under the Credit Documents, shall be deemed, in each case of the foregoing clauses (2)(x) and (y), to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                (vi) the Incurrence by the Company or any of its Restricted Subsidiaries of Interest Swap Obligations that are Incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

                (vii) the Incurrence by the Company and its Restricted Subsidiaries of Indebtedness evidenced by the Credit Documents (and the Guarantees thereof by the Company and the Company's Subsidiaries) in a principal amount not exceeding $1,115,600,000 less all amounts used to repay Indebtedness under the Credit Agreement pursuant to Section 5.05; PROVIDED that, notwithstanding the limitations set forth in this clause
        (vii), in the event of any permanent reduction or repayment of the Credit Agreement's revolving facility, the Company and its Restricted Subsidiaries shall have the right to obtain additional commitments under, and extend the maturity of, such revolving facility (and Incur additional revolving Indebtedness pursuant to such additional commitments) in an amount not exceeding the amount of such permanent reduction; PROVIDED, FURTHER, that the aggregate amount of all such additional commitments obtained by the Company and its Restricted Subsidiaries since the date of this Indenture does not exceed $100,000,000;

                (viii) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under Currency Agreements;

                (ix) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the Ordinary Course of Business;

                (x) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of performance bonds, bankers' acceptances, workers' compensation claims, completion guarantees, letters of credit surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations Incurred in the Ordinary Course of Business;

                (xi) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be Incurred by another provision of this Section 5.04;

                (xii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with an Asset Disposition permitted by this Indenture or other sale or disposition of assets permitted under this Indenture;

                (xiii) Indebtedness permitted to be Incurred by Section 5.11;

                (xiv) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); PROVIDED, HOWEVER, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness under the first paragraph of this Section 5.04 pursuant to the Leverage Test after giving effect to the Incurrence of such Indebtedness pursuant to this clause (xiv);

                (xv) the Incurrence of non-recourse Indebtedness secured only by, and with recourse only to, the Spectrum Assets; and

                (xvi) the Incurrence of other Indebtedness not to exceed $100 million in the aggregate principal amount at any time outstanding.

        (c) For purposes of determining compliance with this Section 5.04, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xvi) of the immediately preceding paragraph or is entitled to be Incurred pursuant to
Section 5.04(a), the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this
Section 5.04 and will only be required to include the amount and type of such Indebtedness in one of such clauses of Section 5.04(b) or pursuant to Section 5.04(a); PROVIDED that Indebtedness outstanding under the Credit Documents as of the Closing Date shall be deemed to have been Incurred pursuant to clause (vii) of Section 5.04(b). Accrual of interest, accretion of accreted value, amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms as the Indebtedness on which such interest is being paid and any other issuance of securities paid-in-kind shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 5.04, but such amounts shall be included in Consolidated Adjusted Debt to the extent provided for in such definition. In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause of Section 5.04(b) or to Indebtedness properly Incurred under Section 5.04(a), PROVIDED that the Company would be permitted to Incur such item of Indebtedness (or portion thereof) pursuant to such other clause of Section 5.04(b) or Section 5.04(a), as the case may be, at such time of reclassification.

        SECTION 5.05. ASSET DISPOSITIONS.

        (a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Disposition (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as a whole shall be governed by the provisions of Article 6 and not by the provisions of this Section 5.05) unless:
(i) the consideration received is at least equal to the fair market value of such assets (except as the result of (x) any foreclosure or sale by the lenders under the Credit Documents or (y) Net Proceeds received from an insurer or a Governmental Authority, as the case may be, in the event of loss, damage, destruction or condemnation); and (ii) in the case of Asset Dispositions that are not Permitted Asset Swaps, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash and Cash Equivalents; PROVIDED, HOWEVER, that for purposes of this Section 5.05(a), the following are deemed to be cash: (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to any arrangement releasing the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after the Asset Disposition (to the extent of the cash received).

        (b) Within 365 days after the receipt of any Net Proceeds from an Asset Disposition, the Company or the Restricted Subsidiary making such Asset Disposition, as the case may be, may, at its option, apply such Net Proceeds (i) to permanently reduce Indebtedness Incurred by the Company under the Credit Agreement or any Indebtedness of the Restricted Subsidiaries of the Company which are not Guarantors, or to purchase the Notes (with the consent of the Holders thereof to the extent required) or Indebtedness ranking PARI PASSU with the Notes (and to correspondingly reduce commitments with respect thereto, to the extent applicable) or (ii) to the acquisition of a controlling interest in another business, the making of Capital Expenditures or the investment in or acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company and its Subsidiaries engaged in at the time such assets were sold or in a business reasonably related, complementing or ancillary thereto or a reasonable expansion thereof. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit Indebtedness under the Credit Agreement or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Dispositions that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company shall make an Asset Sale Offer pursuant to

Section 4.10 to purchase the maximum aggregate principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, thereon to the date of purchase, in accordance with the procedures set forth in Section 4.10; PROVIDED, HOWEVER, that if the Company elects (or is required by the terms of any other Indebtedness (other than Subordinated Indebtedness or Disqualified Capital Stock) of the Company), such Asset Sale Offer may be made ratably to purchase the Notes and other Indebtedness (other than Subordinated Indebtedness or Disqualified Capital Stock) of the Company. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

        (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this provision. To the extent that the provisions of any securities laws or regulations conflict with this provision, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this provision by virtue thereof.

        SECTION 5.06. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other services) with any Affiliate of the Company (each an "Affiliate Transaction"), except:

        (a) the performance of any agreements as in effect as of the Closing Date or the consummation of any transaction contemplated thereby (including pursuant to any amendment thereto so long as any such amendment is not disadvantageous to the Holders of the Notes in any material respect);

        (b) transactions (i) the terms of which are not materially less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Company and (ii) with respect to which the Company delivers to the Trustee
(A) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10,000,000, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company, and (B) with respect to any Affiliate Transaction or series of Affiliate Transactions (other than any Affiliate Transaction with Cincinnati Bell Technology Solutions Inc.) involving in excess of $30,000,000, an opinion as to the fairness of such Affiliate Transaction to the Company from a financial point of view issued by an Independent Qualified Party;

        (c) payment of customary compensation to officers, employees, consultants and investment bankers for services actually rendered to the Company or such Restricted Subsidiary, including indemnity;

        (d) payment of director's fees plus expenses and customary indemnification of directors;

        (e) the payment of the fees, expenses and other amounts payable by the Company and its Restricted Subsidiaries in connection with the offering of the Notes;

        (f) Restricted Payments permitted by Section 5.02 and Permitted Investments;

        (g) transactions (x) between or among the Company and its Restricted Subsidiaries, (y) between and among the Restricted Subsidiaries and (z) between or among the Company and/or its Subsidiaries pursuant to the Centralized Cash Management System;

        (h) any licensing agreement or similar agreement entered into in the Ordinary Course of Business relating to the use of technology or intellectual property between any of the Company and its Subsidiaries, on the one hand, and any company or other Person which is an Affiliate of the Company or its subsidiaries by virtue of the fact that Person has made an Investment in or owns any Capital Stock of such company or other Person which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

        (i) the issuance of payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements approved by the Board of Directors of the Company in good faith and customary loans and advances to employees of the Company, or any Restricted Subsidiary of the Company to the extent otherwise permitted in this Indenture;

        (j) sale of services by the BRCOM Group to the Company and its Restricted Subsidiaries, so long as the prices for such services are consistent with past practices, are upon terms which are not less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Company and are based on rate cards and wholesale prices approved semiannually by the Board of Directors; and

        (k) transactions permitted under Sections 5.06(f) and 5.06(k) of the 16% Notes Indenture, as such Sections may be amended from time to time, and transactions described in the Offering Circular dated July 2, 2003 relating to the offering of the Notes under the heading "Relationship Between Cincinnati Bell and BRCOM - Intercompany Arrangements."

        SECTION 5.07. LIMITATION ON LIENS. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (other than (a) Liens securing the Guarantee by the Company and the Restricted Subsidiaries of Indebtedness Incurred and other Obligations under the Credit Documents and (b) Permitted Liens) on any asset now owned or hereafter acquired to secure any Indebtedness of the Company or such Restricted Subsidiary; PROVIDED that the Company or any Restricted Subsidiary may create, incur or assume Liens to secure any Indebtedness or a Guarantee thereof, so long as concurrently with the incurrence or assumption of such Lien the Company or such Restricted Subsidiary effectively provides that the Notes shall be secured equally and ratably with (or prior and senior to, in the case of Liens with respect to Subordinated Indebtedness) such Indebtedness, so long as such Indebtedness shall be so secured.

        SECTION 5.08. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell, issue, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or another Restricted Subsidiary of the Company), unless such transfer, conveyance, sale, lease or other disposition shall be made in accordance with the provisions of Section 5.05, including the provisions of Section 5.05 governing the application of Net Proceeds from such transfer, conveyance, sale, lease or other disposition; PROVIDED, HOWEVER, that this Section 5.08 shall not restrict any pledge of Capital Stock of the Company and its Restricted Subsidiaries securing Indebtedness under the Credit Documents or other Indebtedness permitted to be secured by Section 5.07.

        SECTION 5.09. [INTENTIONALLY OMITTED].

        SECTION 5.10. CONDUCT OF BUSINESS. The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to engage in any business other than business of the type engaged in at the date hereof and any business reasonably related, complementing or ancillary thereto or a reasonable expansion thereof.

        SECTION 5.11. RESTRICTIONS ON DEALINGS WITH BRCOM GROUP. For as long as the 16% Notes are outstanding, the Notes shall be governed by Section 5.11 of the 16% Notes Indenture, as such section may be amended or as compliance with such section may be waived, from time to time.

        SECTION 5.12. SALE OF ASSETS OF THE BRCOM GROUP. Notwithstanding any provision contained in this Indenture, the execution and delivery of the Agreement for the Purchase and Sale of Assets dated as of February 22, 2003, as amended on June 6, 2003 and June 13, 2003 (the "BCSI Purchase Agreement") by and between BCSI, BCSIVA Inc. (f/k/a Broadwing Communications Services of Virginia, Inc.), Broadwing Communications Real Estate Services LLC, BRWSVCS LLC (f/k/a Broadwing Services LLC), IXC Business Services LLC, BRWL LLC (f/k/a Broadwing Logistics LLC), BTI Inc. (f/k/a Broadwing Telecommunications Inc.), IXC Internet Services, Inc., and MSM Associates, Limited Partnership, on the one side, and C III Communications, LLC, and C III Communications Operations, LLC, on the other side, and the performance by the Company and its Subsidiaries of all transactions contemplated thereby shall be permitted by, and shall not constitute a Default or Event of Default under, this Indenture.

        SECTION 5.13. 16% NOTES INDENTURE AND 16% NOTES. Nothing in this Indenture will limit the ability of the Company to amend the terms of the 16% Notes or the 16% Notes Indenture, including by amending Sections 5.06(f), 5.06(k), 4.11, 5.11 or 5.12 of the 16% Notes Indenture; PROVIDED that the foregoing shall not be deemed to be a consent of the holders of the Notes to any amendment of the subordination provisions of the 16% Notes or the 16% Notes Indenture.

                                   ARTICLE 6

                               SUCCESSOR COMPANY

        Notwithstanding anything in this Indenture to the contrary:

        SECTION 6.01. MERGER, CONSOLIDATION, OR SALES OF ASSETS OF THE COMPANY. The Company shall not consolidate with or merge with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole in one or more related transactions, to any other Person, unless:

        (a) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the Obligations of the Company under the Notes and this Indenture;

        (b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

        (c) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to
Section 5.04(a); and

        (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) are permitted by and comply with this Indenture.

        Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Guarantor, and the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

        The restrictions contained in this Section 6.01 shall not apply to any disposition of properties or assets of the BRCOM Group.

        SECTION 6.02. SUCCESSOR COMPANY SUBSTITUTED. The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Notes.

                                   ARTICLE 7

                      EVENTS OF DEFAULT; REMEDIES SECTION

        SECTION 7.01. EVENTS OF DEFAULT. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

        (a) a default in any payment of interest on any Note when due and payable or in any payment of Additional Interest and such default continues for a period of 30 days;

        (b) a default in any payment of principal of any Note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise;

        (c) the failure of the Company or any Subsidiary to comply with its obligations under Article 6 of this Indenture;

        (d) the failure by the Company or any Subsidiary to comply with any of its obligations under Section 4.02, 4.09 (other than a failure to purchase Notes), 4.11, 4.13 or Article 5 of this Indenture and such failure continues for 30 days after a Notice of Default;

        (e) the failure by the Company or any Subsidiary to comply with its other agreements contained in the Notes or this Indenture and such failure continues for 60 days after a Notice of Default;

        (f) the failure by the Company or any Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $20,000,000 or its foreign currency equivalent;

        (g) the rendering of any judgment or decree for the payment of money in excess of $30,000,000 or its foreign currency equivalent against the Company or a Subsidiary if such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed, and is not adequately covered by insurance or indemnities which have been cash collateralized;

        (h) the Company or any Significant Subsidiary, within the meaning of Bankruptcy Law:

                (i) commences a voluntary case or proceeding,

                (ii) consents to the entry of a decree or order for relief against it in an involuntary case or proceeding or to the commencement of any case or proceeding against it,

                (iii) consents to the filing of a petition or to the appointment of or taking possession by a Custodian (as defined below) of it or for all or any substantial part of its property,

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                (iv) makes or consents to the making of a general assignment for the benefit of its creditors, or

                (v) generally is not paying, or admits in writing that it is not able to pay its debts as they become due; or

        (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

                (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or any substantial part of the property of the Company or any of its Subsidiaries or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any of the foregoing; or

                (iii) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or adjudges any of them as bankrupt or insolvent.

        The term "Custodian" means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        However, a default under Sections 7.01 (d) or (e) will not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the default and the Company does not cure such default within the time specified in clauses 7.01 (d) or (e) after receipt of such notice.

        SECTION 7.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 7.01(h) or (i) with respect to the Company) occurs and is continuing, the Trustee or the Holders of 25% or more in principal amount of the then outstanding Notes, may, by notice to the Company, declare the principal of and accrued but unpaid interest and any Additional Interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 7.01(h) or (i) with respect to the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may rescind any such acceleration with respect to the Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal of or interest on Notes that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The Company shall give prompt notice (which in any event shall be within five (5) Business Days of the event) to the Trustee and the Holders of the occurrence of any Event of Default and the rescission, cure or waiver of any Event of Default.

        SECTION 7.03. OTHER REMEDIES. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding in its own name and as trustee of an express trust even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

        SECTION 7.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Notes by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 11.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

        SECTION 7.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 8.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        SECTION 7.06. LIMITATION ON SUITS.

        (a) Except to enforce the right to receive payment of principal of or interest on the Notes when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

                (i) the Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing;

                (ii) the Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                (iii) such Holder or Holders offer to the Trustee security or indemnity against any loss, liability or expense;

                (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with the request during such 60 day period.

        (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

        SECTION 7.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and any Additional Interest and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        SECTION 7.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue portion of the principal amount and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 8.07.

        SECTION 7.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Subsidiary, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.07.

        SECTION 7.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

        FIRST: to the Trustee for its fees (excluding expenses and indemnities) due under Section 8.07;

        SECOND: to the Trustee for amounts (other than those set forth in clause FIRST) due under Section 8.07;

        THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, and any Additional Interest without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, any Additional Interest and interest, respectively; and

        FOURTH: to the Company. The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

        SECTION 7.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.06 or a suit by Holders of more than 10% in principal amount of the Notes.

                                   ARTICLE 8

                                    TRUSTEE

        SECTION 8.01. DUTIES OF TRUSTEE.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b) Except during the continuance of an Event of Default:

                (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                (i) this paragraph does not limit the effect of Section 8.01(b);

                (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

        (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

        (e) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 8.01(a), 8.01(b) and 8.01(c).

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

        (g) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall extend to the Registrar, Notes Custodian, Paying Agent and an authenticating agent and be subject to the provisions of this Section 8.01 and to the provisions of the TIA.

        SECTION 8.02. RIGHTS OF TRUSTEE.

        (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

        (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct or negligence.

        (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

        (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document or as to whether or not an Event of Default shall have occurred unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

        (g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

        (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby.

        SECTION 8.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

        SECTION 8.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture, or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be responsible for any conduct or omission by the Company or the occurrence of any Event of Default.

        SECTION 8.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default ("Notice of Default") within 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal, premium (if any) of or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. If a Notice of Default has been given to the Company by the Holders, a copy of such Notice of Default shall be delivered by the Company to the Trustee. Except as expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein, in any other Transaction Document or in any of the documents executed in connection with the Notes, or as to the existence of a Default or Event of Default hereunder or thereunder, and may assume that no such Default or Event of Default has occurred unless it has actual knowledge or received written notice thereof.

        SECTION 8.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each year beginning with the year 2004 following the date of this Indenture, and in any event prior to February 1 in each year, the Trustee shall mail (if required by Section 313(a) of the TIA) to each Holder a brief report dated as of the preceding year that complies with Section 313(a) of the TIA. The Trustee shall also comply with Section 313(b) of the TIA.

        A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

        SECTION 8.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time compensation for its services as may be agreed to between the Trustee and the Company in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable and documented attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; PROVIDED, HOWEVER, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; PROVIDED, HOWEVER, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense; PROVIDED, FURTHER, HOWEVER, that the selection of the Company's counsel shall be reasonably acceptable to the Trustee. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct or negligence.

        To secure the Company's payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and Additional Interest, if any, on particular Notes.

        The Company's obligations pursuant to this Section 8.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 7.01(h) and (i) with respect to the Company or any of its Subsidiaries, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

        All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

        SECTION 8.08. REPLACEMENT OF TRUSTEE.

        (a) The Trustee may resign at any time by so notifying the Company in writing in accordance with the provisions of Section 12.02. Any resignation of the Trustee shall be effective immediately upon receipt by the Company of such notice (unless such notice shall specify a later time as the effective time of such resignation, in which case such later time shall be the effective time), and the resignation of the Trustee shall not prejudice any rights of the Trustee to receive any compensation, any reimbursement of any expenses or any indemnity or right to being defended and held harmless under this Indenture. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                (i) the Trustee fails to comply with Section 8.10;

                (ii) the Trustee is adjudged bankrupt or insolvent;

                (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                (iv) the Trustee otherwise becomes incapable of acting.

        (b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

        (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07.

        (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (e) If the Trustee fails to comply with Section 8.10, unless the Trustee's duty to resign is stayed as provided in TIA ss. 310(b), any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (f) Notwithstanding the replacement of the Trustee pursuant to this
Section 8.08, the Company's obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

        SECTION 8.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers or sells all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

        In case at the time such successor or successors by merger, conversion, sale or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

        SECTION 8.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have, or in the case of a corporation included in a bank holding company system, the related bank holding company shall have, a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of TIA ss. 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

        SECTION 8.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

        SECTION 8.12. APPOINTMENT OF CO-TRUSTEE. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including the law of the State of New York) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that, in case of litigation under this Indenture, and in particular in the case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any action which may be desirable or necessary in connection therewith, it may be necessary that an additional individual or institution act as a separate or Co-Trustee.

        In the event that the Trustee shall appoint an additional individual or institution as a separate or Co-Trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or Co-Trustee, but only to the extent necessary to enable any separate or such separate or Co-Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by any separate or such separate or Co-Trustee shall run to and be enforceable by either of them.

        Should any instrument in writing from the Company be required by the separate or Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such estates, property, rights, powers, trusts, duties, and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. In case the Co-Trustee or a successor to either shall die or become incapable of acting, resign, or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of any separate or such separate or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment by the Trustee of a successor to any separate or such separate or Co-Trustee or a new separate or Co-Trustee. Any separate or Co- Trustee appointed by the Trustee pursuant to this section may be removed by the Trustee , in which case all powers, rights and remedies vested in the separate or Co-Trustee shall again vest in the Trustee as if no such appointment as a separate or Co-Trustee had been made.

                                   ARTICLE 9

                   DISCHARGE OF INDENTURE; DEFEASANCE SECTION

        SECTION 9.01. DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE.

        (a) When (i) all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.07) have been canceled or delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to
Article 3 hereof, and the Company irrevocably deposits with the Trustee funds in an amount sufficient, or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal amount of and interest on the outstanding Notes when due at maturity or upon redemption of all outstanding Notes, including interest thereon to maturity or such Redemption Date (other than Notes replaced or paid pursuant to Section 2.07), and Additional Interest, if any, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.01(c), cease to be of further effect. The Trustee shall

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acknowledge satisfaction and discharge of this Indenture on demand of the
Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

        (b) Subject to Sections 9.01(c) and 9.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Article 4 and Article 5, and the operation of Sections 6.01(c), 7.01(f), 7.01(g), 7.01(h) (with respect to Significant Subsidiaries) and 7.01 (i) (with respect to Significant Subsidiaries) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        In the event that the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

        If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 7.01(d), 7.01(f), 7.01(g), 7.01(h) (with respect only to Significant Subsidiaries) or 7.01(i) (with respect only to Significant Subsidiaries) or the failure of the Company to comply with Section 6.01(c).

        Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

        (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 8.07, 8.08 and in this Article 9 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 8.07, 9.05 and 9.06 shall survive.

        SECTION 9.02. CONDITIONS TO DEFEASANCE.

        (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                (i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient, or U.S. Government Obligations the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such Redemption Date and Additional Interest, if any;

                (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to

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        pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

                (iii) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 7.01(h) and (i) with respect to the Company occurs which is continuing at the end of the period;

                (iv) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment the Company Act of 1940;

                (v) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
        (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                (vi) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                (vii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 9 have been complied with.

        (b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

        SECTION 9.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 9. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

        The Trustee shall be under no liability for interest on any money and U.S. Government Obligations received by it in respect of the outstanding Notes except as the Trustee may, at its sole option, otherwise agree with the Company.

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        SECTION 9.04. REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent
shall promptly turn over to the Company upon request any money or U.S.
Government Obligations held by it as provided in this Article 9 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 9.

        If money for the payment of principal of or interest on the Notes has been deposited with the Trustee or Paying Agent and remains unclaimed for two years after such amount is due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Trustee and the Paying Agent shall have no further liability for such funds and Holders entitled to the money must look only to the recipient and not to the Trustee for payment.

        SECTION 9.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

        SECTION 9.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 9 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article 9; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on principal of any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 10

                                   GUARANTEES

        SECTION 10.01. GUARANTEES.

        The Restricted Subsidiaries of the Company that Guarantee borrowings by the Company under the Credit Agreement, and certain future subsidiaries of the Company, as primary obligors and not merely as sureties, hereby jointly and severally, irrevocably and unconditionally guarantee on an unsecured senior basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on or additional interest in respect of the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called

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the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed
Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

        (a) Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.02(b).

        (b) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

        (c) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

        (d) Except as expressly set forth in Sections 9.01 and 10.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

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        (e) Except as expressly set forth in Sections 9.01 and 10.02, each
Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

        (f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations,
(ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

        (g) Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 7 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 7, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

        (h) Each Guarantor also agrees to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.01.

        (i) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

        SECTION 10.02. LIMITATION ON LIABILITY.

        (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        (b) Any Guarantee of any Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released from all obligations under this Article 10: (i) in connection with any sale of all of the Capital Stock of such Guarantor (including by way of merger or consolidation) to a Person or group of Persons that is not (either or after giving effect to such transaction) an Affiliate of the Company, if such sale is made in compliance with Section 5.05 and, to the extent applicable, Section 6.01; (ii) if the Company designates such Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;
or (iii) if such Guarantor is released from its Guarantee of borrowings by the Company under the Credit Agreement.

        In the event that the conditions specified in this Section 10.02(b) are satisfied and the Company delivers to the Trustee an Opinion of Counsel and an Officers' Certificate to that effect, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

        SECTION 10.03. SUCCESSORS AND ASSIGNS. Each Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

        SECTION 10.04. EXECUTION OF SUPPLEMENTAL GUARANTEE FOR FUTURE GUARANTORS. Each Subsidiary which is required to become a Guarantor pursuant to
Section 4.13 shall promptly execute and deliver to the Trustee a supplemental guarantee in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental guarantee to this Indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental guarantee has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

        SECTION 10.05. NON-IMPAIRMENT. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.

        SECTION 10.06. ENDORSEMENT OF GUARANTEES. To evidence its Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit D to this Indenture shall be endorsed by an officer of such Guarantor on each Global Note and each Exchange Note authenticated and delivered by the Company; PROVIDED that the Guarantee set forth in this Article 10 shall remain in full force and effect notwithstanding any failure of a Guarantor to endorse on each Note a notation of Guarantee.

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                                   ARTICLE 11

                                   AMENDMENTS

        SECTION 11.01. WITHOUT CONSENT OF HOLDERS.

        (a) The Company, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder to:

                (i) cure any ambiguity, omission, defect or inconsistency;

                (ii) provide for the assumption by a successor corporation of the obligations of the Company under this Indenture;

                (iii) provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

                (iv) add additional Guarantees of the Notes;

                (v) secure the Notes;

                (vi) add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                (vii) comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

                (viii) make any change that does not adversely affect the rights of any Holder, subject to the provisions of this Indenture;

                (ix) provide for the issuance of the Exchange Notes or Additional Notes; or

                (x) change the name or title of the Notes, and any conforming changes related thereto.

        (b) After an amendment under this Section 11.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 11.01.

        SECTION 11.02. WITH CONSENT OF HOLDERS.

        (a) The Company, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Required Holders

(including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder affected, an amendment may not:

                (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement, waiver or modification;

                (ii) reduce the rate of or extend the time for payment of interest or any Additional Interest on any Note;

                (iii) reduce the principal amount of or change the Stated Maturity of any Note;

                (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with
        Section 5 of the Notes;

                (v) make any Note payable in money other than that stated in the Note;

                (vi) impair the right of any holder to receive payment of principal of and interest or any Additional Interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                (vii) make any change in Section 7.04 or 7.07 or the second sentence of this Section 11.02(a);

                (viii) make any change in the ranking or priority of any Note or Guarantee that would adversely affect the Holders; or

                (ix) release, other than in accordance with this Indenture, any Guarantee or collateral securing the Notes.

        It shall not be necessary for the consent of the Holders under this
Section 11.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

        (b) After an amendment under this Section 11.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 11.02.

        SECTION 11.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

        SECTION 11.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.

        (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

        (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

        SECTION 11.05. NOTATION ON OR EXCHANGE OF NOTES. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

        SECTION 11.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 11 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 11.03).

                                   ARTICLE 12

                                 MISCELLANEOUS

        SECTION 12.01. TRUST INDENTURE ACT CONTROLS. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of TIA provision (an "incorporated provision") included in this Indenture by operation of TIA ss.ss. 310 to 318, inclusive, such imposed duties or incorporated provision shall control.

        SECTION 12.02. NOTICES. Any notice or communication shall be in writing and delivered in person, mailed by first-class mail addressed as follows or transmitted via telecopy (or other facsimile device) with receipt confirmed as set forth below:

                if to the Company:

                Cincinnati Bell Inc.
                201 West Fourth Street
                Cincinnati, Ohio
                Attention: Mark Peterson
                (facsimile no.: (513) 397-4177)

                with copies to:

                Cravath, Swaine & Moore LLP
                825 Eighth Avenue
                New York, NY 10019
                Attention: William V. Fogg, Esq.
                (facsimile no.: (212) 474-3700)

                if to the Trustee:

                The Bank of New York
                101 Barclay Street - 8W
                New York, New York 10286
                Attention: Corporate Trust Administration
                (facsimile no.: (212) 815-5704/5707)

        The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed to a Holder shall be mailed first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

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        SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon
any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

        (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

        (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.06) shall include:

        (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

        SECTION 12.06. WHEN NOTES DISREGARDED. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent hereunder, Notes owned by the Company, any Subsidiary or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary shall in each case be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

        SECTION 12.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

        SECTION 12.08. LEGAL HOLIDAYS. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

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        SECTION 12.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        SECTION 12.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee, stockholder or member, as such, of the Company or any of the Subsidiaries shall not have any liability for any obligations of the Company or any of the Subsidiaries under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

        SECTION 12.11. SUCCESSORS. All agreements of the Company and each Subsidiary in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

        SECTION 12.12. MULTIPLE ORIGINALS; COUNTERPARTS. The parties may sign any number of counterparts of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

        SECTION 12.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

        SECTION 12.14. INCORPORATION. All Exhibits and Schedules attached hereto are incorporated as part of this Indenture as if fully set forth herein.

        SECTION 12.15. INTENT TO LIMIT INTEREST TO MAXIMUM. In no event shall the interest rate payable on the Notes under this Indenture, plus any other amounts paid by the Company to the Holders in connection therewith, exceed the highest rate permissible under law that a court of competent jurisdiction shall, in the final determination, deem applicable. The Company and the Trustee, in executing and delivering this Indenture, intend legally to agree upon the rate or rates of interest and the manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceed the maximum allowable under applicable law, then, ipso facto as of the date of this Indenture, the Company is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Company in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of any Notes then outstanding to the extent of such excess, or, if such excess exceeds the then outstanding principal, such excess shall be first set-off against any other amounts then due and owing by the Company and refunded to the Company.

                            [Signature Pages Follow]

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

COMPANY:

                                      CINCINNATI BELL INC.

                                      By:
                                         -----------------------------------
                                         Name: Mark Peterson
                                         Title: Vice President and Treasurer

GUARANTORS:

                                      BRFS LLC
                                      BRHI INC.
                                      CINCINNATI BELL ANY DISTANCE INC.
                                      CINCINNATI BELL COMPLETE PROTECTION INC.
                                      CINCINNATI BELL PUBLIC COMMUNICATIONS INC.
                                      CINCINNATI BELL WIRELESS HOLDINGS LLC
                                      CINCINNATI BELL WIRELESS COMPANY
                                      CINCINNATI BELL TELECOMMUNICATIONS
                                        SERVICES INC.
                                      ZOOMTOWN.COM INC.


                                      By:
                                         -----------------------------------
                                         Name: Mark Peterson
                                         Title: Treasurer

TRUSTEE:

                                      THE BANK OF NEW YORK

                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                                 RULE 144A/REGULATION S APPENDIX

                     PROVISIONS RELATING TO INITIAL NOTES,
                             PRIVATE EXCHANGE NOTES
                               AND EXCHANGE NOTES

1. DEFINITIONS

       1.1 DEFINITIONS.

       For the purposes of this Appendix the following terms shall have the meanings indicated below:

       "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository, Euroclear and Clearstream for such a Temporary Regulation S Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

       "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

       "Definitive Note" means a certificated Initial Note, Exchange Note or Private Exchange Note bearing, if required, the restricted notes legend set forth in Section 2.3 (e) hereof.

       "Depository" means The Depository Trust Company, its nominees and their respective successors.

       "Distribution Compliance Period", with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (1) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (2) the date on which such Notes are initially issued.

       "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

       "Exchange Notes" means (1) the 7 1/4% Senior Notes due 2013 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

       "Initial Notes" means (1) $500,000,000 aggregate principal amount of 7 1/4% Senior Notes due 2013 issued on the Closing Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

       "Notes" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.


                                     APP-1

       "Notes Custodian" means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

       "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Purchasers to issue and deliver to each Purchaser, in exchange for the Initial Notes held by the Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

       "Private Exchange Notes" means any 7 1/4% Senior Notes due 2013 issued in connection with a Private Exchange.

       "Purchase Agreement" means (1) with respect to the Initial Notes issued on the Closing Date, the Purchase Agreement dated July 2, 2003 among the Company, the Guarantors and the Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Guarantors and the Persons purchasing such Additional Notes.

       "Purchasers" means (1) with respect to the Initial Notes issued on the Closing Date, Credit Suisse First Boston LLC and the initial purchasers listed in Schedule A to the Purchase Agreement and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

       "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

       "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

       "Registration Rights Agreement" means (1) the Exchange and Registration Rights Agreement dated as of the Closing Date among the Company, the Guarantors and Credit Suisse First Boston LLC, as representative of the of the several initial purchasers named in Schedule A of the Purchase Agreement, as Purchasers and (2) with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

       "Securities Act" means the Securities Act of 1933.

       "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to a Registration Rights Agreement.

       "Transfer Restricted Securities" means Notes that bear or are required to bear the legend set forth in Section 2.3(e) hereof.


                                     APP-2

       1.2 OTHER DEFINITIONS.

        Term                                             Defined in Section:
        ----                                             -------------------

        "Agent Members"........................................ 2.1(b)
        "Global Note".......................................... 2.1(a)
        "Permanent Regulation S Global Note" .................. 2.1(a)
        "Regulation S"......................................... 2.1(a)
        "Restricted Global Note" .............................. 2.1(a)
        "Rule 144A Global Note" ............................... 2.1(a)
        "Temporary Regulation S Global Note" .................. 2.1(a)

       2. THE NOTES.

       2.1 (a) FORM AND DATING. The Initial Notes issued on the Closing Date will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Notes issued on the Closing Date will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A"). Such Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S under the Securities Act ("Regulation S"), in each case, subject to the restrictions on transfer set forth herein. Such Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the "Rule 144A Global Note") and Initial Notes resold after the Purchasers initial distribution pursuant to Regulation S shall be issued initially in the form of one or more temporary global Notes in definitive, fully registered form (collectively, the "Temporary Regulation S Global Note"), in each case without interest coupons and with the global notes legend and restricted notes legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in the permanent global note (the "Permanent Regulation S Global Note"), or any other Note without a legend containing restrictions on transfer of such Note prior to the expiration of the Distribution Compliance Period and then beneficial interests in the Temporary Regulation S Global Note may be exchanged for interests in a Rule 144A Global Note or the Permanent Regulation S Global Note only upon certification in a form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. Additional Notes offered after the Closing Date may be sold in accordance with applicable law.

       Beneficial interests in Temporary Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes or Permanent Regulation S Global Notes only if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A, and (2) the transferor of the Temporary Regulation S Global Note first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the Temporary Regulation S Global Note is being transferred to a Person (a) who the transferor reasonably believes to be a


                                     APP-3

QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

       The Rule 144A Global Note, the Temporary Regulation S Note and the Permanent Regulation S Global Note are collectively referred to herein as "Global Notes." The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

       (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

       The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(b), authenticate and deliver initially one or more Global Notes that
(a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

       Members of, or participants in, the Depository ("Agent Members") shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

       (c) CERTIFICATED NOTES. Except as provided in this Section 2.1 or Section
2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

       2.2 AUTHENTICATION. The Trustee shall authenticate and deliver: (1) on the Closing Date, an aggregate principal amount of $500,000,000 7 1/4% Senior Notes due 2013, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to
Section 2.02 of the Indenture and (3) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by one Officer or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.14 of the Indenture, shall certify that such issuance is in compliance with Section 5.04 of the Indenture.


                                     APP-4

       2.3 TRANSFER AND EXCHANGE.

       (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

       (x) to register the transfer of such Definitive Notes; or

       (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

       the Registrar or shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Notes surrendered for transfer or exchange:

       (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

       (ii) if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

              (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

              (B) if such Definitive Notes are being transferred to the Company, a certification to that effect; or

              (C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or
                     (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

       (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:


                                     APP-5

       (i) CERTIFICATION, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

       (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause
(b)(i)(A)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, the appropriate principal amount.

       (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

       (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

       (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by


                                     APP-6
the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

       (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

       (d) RESTRICTIONS ON TRANSFER OF TEMPORARY REGULATION S GLOBAL NOTES. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such Note is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A,
(iii) in an offshore transaction in accordance with Regulation S, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

       (e) LEGEND.

       (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Transfer Restricted Securities (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

       THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(K) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO EITHER THE ISSUER OR ITS SUBSIDIARIES, (2) SO


                                     APP-7

       LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (3) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (4) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

       (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

       (iii) After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note


                                     APP-8
or an Initial Note or Private Exchange Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's certificated Initial Note or Private Exchange Note or directions to transfer such Holder's interest in the Global Note, as applicable.

       (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

       (v) Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global notes legend and the restricted notes legend set forth in Exhibit A hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

       (f) CANCELLATION OR ADJUSTMENT OF GLOBAL NOTE. At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

       (g) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF NOTES.

       (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar's request.

       (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.09, 4.10, and 11.05 and of the Indenture).

       (iii) The Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part or (b) any Note for a period of 15 days before a mailing of a notice with respect to Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

       (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in


                                     APP-9
whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest and Additional Interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

       (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

       (h) NO OBLIGATION OF THE TRUSTEE.

       (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

       (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

       2.4 CERTIFICATED NOTES.

       (a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and in either event a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing and DTC notifies the Trustee of its decision to exchange the Global


                                     APP-10

Notes, or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under the Indenture.

       (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository or the Notes Custodian to the Trustee located at its Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e), bear the restricted Notes legend set forth in Exhibit A hereto.

       (c) Subject to the provisions of Section 2.4(b), the Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

       (d) In the event of the occurrence of any of the events specified in
Section 2.4(a), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.


                                     APP-11

                                                                       EXHIBIT A

                         [FORM OF FACE OF INITIAL NOTE]

                             [Global Notes Legend]

       UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

       TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                           [Restricted Notes Legend]

       THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(K) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO EITHER THE ISSUER OR ITS SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE

RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (3) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (4) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  [Temporary Regulation S Global Note Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER PRIOR TO THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM, OR CLEARSTREAM BANKING, SOCIETE ANONYME AND ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN

EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE TEMPORARY REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE TEMPORARY REGULATION S GLOBAL NOTE IS BEING TRANSFERRED TO A PERSON (A) WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTEREST IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.A. OR CLEARSTREAM BANKING, SOCIETE ANONYME.

No. [___________]                                                   $__________

                                                               CUSIP No. ______

                          7 1/4% Senior Note due 2013

       CINCINNATI BELL INC., an Ohio corporation, promises to pay to ___________ or registered assigns, the principal amount of [ ] Dollars on July 15, 2013 (the "Stated Maturity Date").

       Interest Payment Dates: January 15 and July 15, commencing January 15, 2004.

       Record Dates: January 1 and July 1.

       Additional provisions of this Note are set forth on the other side of this Note.

       IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                           CINCINNATI BELL INC.

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

The Bank of New York, Trustee, certifies that this is one of the Notes referred to in the Indenture.

                                           By:
                                               ---------------------------------
                                               Authorized Signatory

Dated:

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]
                          7 1/4% Senior Note due 2013

1.     INTEREST

       (a) CINCINNATI BELL INC., an Ohio corporation (the "Company"), promises to pay interest on the principal amount of this Note at 7 1/4% per annum from the most recent date to which interest has been paid or, if no interest has been paid, from July 11, 2003. The Company will pay interest semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; PROVIDED that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       (b) ADDITIONAL INTEREST. The holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Guarantors and the Purchasers named therein. Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Rights Agreement. If (i) the Company has not filed any Registration Statement required by this Agreement with the Commission on or prior to the applicable Filing Deadline; (ii) any Registration Statement required by this Agreement has not become effective on or prior to the applicable Effectiveness Deadline; (iii) the Registered Exchange Offer has not been consummated on or prior to the Consummation Deadline; or (iv) if after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective (A) such Registration Statement thereafter ceases to be effective (except as otherwise permitted in the Registration Rights Agreement); or (B) such Registration Statement or the related prospectus ceases to be usable (except as otherwise permitted in the Registration Rights Agreement) in connection with resales of Transfer Restricted Securities during the periods specified therein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder (each such event referred to in clauses (i) through (v), a "Registration Default"), the Company and the Guarantors will be jointly and severally obligated to pay Additional Interest to each holder of Transfer Restricted Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, which rate shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum rate of 1.0% per annum. All accrued Additional Interest shall be paid to Holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payments for the Notes. Following the cure of all Registration Defaults, the accrual of Additional Interest shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such Additional Interest.

       (c) RECORD DATES, ETC. Upon the issuance of an Exchange Note in exchange for this Note, any accrued and unpaid interest (including Additional Interest) on this Note shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Additional Interest) shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Agreement, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date (the "Regular Record Date") for such interest which shall be the first calendar day (whether or not a Business
Day) of the calendar month in which such Interest Payment Date occurs.

2.     METHOD OF PAYMENT

       The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, Additional Interest, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make all money payments in respect of a certificated Note (including principal and interest), at the office of the Paying Agent or, at the option of the Company, by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that money payments on the Notes shall be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.     PAYING AGENT AND REGISTRAR

       Initially, The Bank of New York, a banking corporation organized under the laws of the State of New York (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar without notice. The Company or any of its domestically incorporated Subsidiaries (other than any member of the BRCOM Group) may act as Paying Agent, Registrar.

4.     INDENTURE

       The Company issued the Notes under an Indenture, dated as of July 11, 2003 (the "Indenture"), by and between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and used but not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

       The Notes are senior unsecured obligations of the Company. This Note is one of the series of the Initial Notes that are referred to in the Indenture issued in an aggregate original principal amount of $500,000,000. The Notes include the Initial Notes and any Exchange Notes and Private Exchange Notes issued in exchange for Initial Notes. The Initial Notes, the Exchange Notes and the Private Exchange Notes are treated as a single class of Notes under the Indenture. The Initial Notes of each series and the Exchange Notes and Private Exchange Notes of the corresponding series are treated as a single series of Notes under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of Capital Stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

       The Notes are guaranteed, on a senior unsecured basis, by all existing and future Restricted Subsidiaries that are or shall become Guarantors in accordance with the terms of the Indenture.

5.     OPTIONAL REDEMPTION

       Except as set forth in the following paragraph, the Company may not redeem the Notes prior to July 15, 2008. After this date, the Company may redeem the Notes, in whole or in part, on not less than thirty (30) nor more than sixty
(60) days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any due on the relevant interest payment date), if redeemed during the twelve month period commencing on July 15 of the years set forth below:

        Year                                        Redemption Price
        ----                                        ----------------

        2008........................................... 103.625%
        2009........................................... 102.417%
        2010........................................... 101.208%
        2011 and thereafter............................ 100.000%

       Prior to July 15, 2006, the Company may, on one or more occasions, also redeem up to a maximum of 35% of the aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 107.250% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED HOWEVER, that after giving effect to such redemption:

              a. at least 65% of the aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding; and

              b. any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with certain procedures set forth in the Indenture.

6.     SINKING FUND

       The Notes are not subject to any sinking fund.

7.     NOTICE OF REDEMPTION

       Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued and unpaid interest and Additional Interest, if any, on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date, cash interest and Additional Interest, if any, ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. REPURCHASE OF NOTES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL AND SALE OF ASSETS

       Upon the occurrence of a Change of Control, each Holder of Notes shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon and Additional Interest, if any, in respect thereof to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due and Additional Interest, if any, on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

       In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain sales of assets.

9.     DENOMINATIONS; TRANSFER; EXCHANGE

       The Notes are in registered form without coupons in denominations of $1,000 and multiples thereof. A Holder may transfer or exchange Initial Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

10.    PERSONS DEEMED OWNERS

       Except as provided in paragraph 2 hereof, the registered Holder of this Note shall be treated as the owner of it for all purposes.

11.    UNCLAIMED MONEY

       If money for the payment of principal of or interest on the Notes has been deposited with the Trustee or Paying Agent and remains unclaimed for two years after such amount is due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Trustee and the Paying Agent shall have no further liability for such funds and Holders entitled to the money must look only to the recipient and not to the Trustee for payment.

12.    DISCHARGE AND DEFEASANCE

       Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

13.    AMENDMENT, WAIVER

       Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and (b) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes to: (a) cure any ambiguity, omission, defect or inconsistency; (b) provide for the assumption by a successor corporation of the obligations of the Company under the Indenture; (c) provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (d) add additional Guarantees of the Notes; (e) secure the Notes; (f) add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company in the Indenture; (g) comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; (h) make any change that does not adversely affect the rights of any Holder, subject to the provisions of the Indenture; (i) provide for the issuance of the Exchange Notes or Additional Notes; or (j) change the name or title of the Notes, and any conforming changes related thereto.

14.    DEFAULTS, REMEDIES AND ACCELERATION

       If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of 25% or more in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the Notes may rescind any such acceleration with respect to the Notes and its consequences.

       Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request during such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to certain exceptions in the Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.    TRUSTEE DEALINGS WITH THE COMPANY

       Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.    NO RECOURSE AGAINST OTHERS

       A director, officer, employee or stockholder, as such, of the Company or any of the Subsidiaries shall not have any liability for any obligations of the Company or any of the Subsidiaries under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.    AUTHENTICATION

       This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.    ABBREVIATIONS

       Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.    GOVERNING LAW

       THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.    CUSIP NUMBERS

       The Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.    DESIGNATIONS

       For purposes of the Convertible Subordinated Indenture this Note shall constitute "Designated Senior Debt" and for purposes of the 16% Notes Indenture, this Note shall constitute "Designated Senior Indebtedness."

22.    HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT

       Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

       THE COMPANY WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to


                           -----------------------------------------------------
                           (Print or type assignee's name, address and zip code)


                           -----------------------------------------------------
                                   (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                         agent to transfer this Note on
the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------------


Date:                        Your Signature:
     --------------------                    ----------------------------


-------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:


CHECK ONE BOX BELOW

/_/ (1) to the Company; or

/_/ (2) to the Registrar for registration in the name of the Holder, without transfer; or

/_/ (3) pursuant to an effective registration statement under the Securities Act of 1933; or

/_/ (4) inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

/_/ (5) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

/_/ (6) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

/_/ (7) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

              Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                          -------------------------------------
                                          Your Signature

Signature Guarantee:

Date:
      -----------------------             --------------------------------------
Signature must be guaranteed              Signature of Signature Guarantee
by a participant in a
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

          ------------------------------------------------------------

             TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -----------------------             --------------------------------------
                                          NOTICE: To be executed by an
                                                  executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

       If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 (Change of Control) or Section 4.10 (Application of Excess Proceeds from Sale of Assets) of the Indenture, check the box:

                   / /                                 / /
       Limitation on Sales of Assets            Change of Control
           and Subsidiary Stock

       Limitation on Sales of Assets and Subsidiary Stock Change of Control If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 or 4.10 of the Indenture, state the principal amount ($1,000 or a multiple thereof):

$


Date: __________________          Your Signature: ______________________________
(Sign exactly as your name appears on the other side of the Note)


Signature Guarantee:____________________________________________________________
                     Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                        [TO BE ATTACHED TO GLOBAL NOTES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:



                                                          Principal
                 Amount of           Amount of          Amount of this      Signature of
                decrease in         increase in          Global Note         authorized
                 Principal           Principal          following such         officer
Date of        Amount of this      Amount of this        decrease or        of Trustee or
Exchange        Global Note         Global Note           increase         Notes Custodian
--------        -----------         -----------           --------         ---------------















                                                                       EXHIBIT B

                         [FORM OF FACE OF EXCHANGE NOTE
                        OR PRIVATE EXCHANGE NOTE]__*/**/

*/ If the Note is to be issued in global form add the Global Notes Legend from Exhibit A and the attachment from such Exhibit A captioned "[TO BE ATTACHED TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

**/ If the Note is a Private Exchange Note issued in a Private Exchange to a Purchaser holding an unsold portion of its initial allotment, add the Restricted Notes Legend from Exhibit A and replace the Assignment Form included in this Exhibit B with the Assignment Form included in such Exhibit A.

No. [___________]                                                    $__________

                                                                CUSIP No. ______

                          7 1/4% Senior Note due 2013

       CINCINNATI BELL INC., an Ohio corporation, promises to pay to ___________________, or registered assigns, the principal amount of [ ] Dollars on July 15, 2013 (the "Stated Maturity Date").

       Interest Payment Dates: January 15 and July 15, commencing January 15, 2004.

       Record Dates: January 1 and July 1.

       Additional provisions of this Note are set forth on the other side of this Note.

       IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                          CINCINNATI BELL INC.

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

       The Bank of New York, Trustee, certifies that this is one of the Notes referred to in the Indenture.

                                          By:
                                              ----------------------------------
                                              Authorized Signatory


Dated:

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE
                           OR PRIVATE EXCHANGE NOTE]
                          7 1/4% Senior Note due 2013


1.     INTEREST

       CINCINNATI BELL INC., an Ohio corporation (the "Company"), promises to pay interest on the principal amount of this Note at 7 1/4% per annum from the most recent date to which interest has been paid or, if no interest has been paid, from July 11, 2003. The Company will pay interest semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; PROVIDED that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.     METHOD OF PAYMENT

       The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make all money payments in respect of a certificated Note (including principal and interest), at the office of the Paying Agent or, at the option of the Company, by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that money payments on the Notes shall be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.     PAYING AGENT AND REGISTRAR

       Initially, The Bank of New York, a banking corporation organized under the laws of the State of New York (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar without notice. The Company or any of its domestically incorporated Subsidiaries (other than any member of the BRCOM Group) may act as Paying Agent, Registrar.

4.     INDENTURE

       The Company issued the Notes under an Indenture, dated as of July 11, 2003 (the "Indenture"), by and between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and used but not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

       The Notes are senior unsecured obligations of the Company. This Note is one of the Exchange Notes referred to in the Indenture. The Notes include the Initial Notes and the Exchange Notes and any Private Exchange Notes issued in exchange for Initial Notes. The Initial Notes, the Exchange Notes and the Private Exchange Notes are treated as a single class of Notes under the Indenture. The Initial Notes of each series and the Exchange Notes and the Private Exchange Notes of the corresponding series are treated as a single series of Notes under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of Capital Stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

       The Notes are guaranteed, on a senior unsecured basis, by all existing and future Restricted Subsidiaries that are or shall become Guarantors in accordance with the terms of the Indenture.

5.     OPTIONAL REDEMPTION

       Except as set forth in the following paragraph, the Company may not redeem the Notes prior to July 15, 2008. After this date, the Company may redeem the Notes, in whole or in part, on not less than thirty (30) nor more than sixty
(60) days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period commencing on July 15 of the years set forth below:

        Year                                        Redemption Price
        ----                                        ----------------

        2008........................................... 103.625%
        2009........................................... 102.417%
        2010........................................... 101.208%
        2011 and thereafter............................ 100.000%

       Prior to July 15, 2006, the Company may, on one or more occasions, also redeem up to a maximum of 35% of the aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 107.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED HOWEVER, that after giving effect to such redemption:

              a. at least 65% of the aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding; and

              b. any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with certain procedures set forth in the Indenture.

6.     SINKING FUND

       The Notes are not subject to any sinking fund.

7.     NOTICE OF REDEMPTION

       Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date, cash interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. REPURCHASE OF NOTES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL AND SALE OF ASSETS

       Upon the occurrence of a Change of Control, each Holder of Notes shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of the Notes of such Holder at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon in respect thereof to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

       In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain sales of assets.

9.     DENOMINATIONS; TRANSFER; EXCHANGE

       The Notes are in registered form without coupons in denominations of $1,000 and multiples thereof. A Holder may transfer or exchange Initial Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

10.    PERSONS DEEMED OWNERS

       Except as provided in paragraph 2 hereof, the registered Holder of this Note shall be treated as the owner of it for all purposes.

11.    UNCLAIMED MONEY

       If money for the payment of principal of or interest on the Notes has been deposited with the Trustee or Paying Agent and remains unclaimed for two years after such amount is due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Trustee and the Paying Agent shall have no further liability for such funds and Holders entitled to the money must look only to the recipient and not to the Trustee for payment.

12.    DISCHARGE AND DEFEASANCE

       Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

13.    AMENDMENT, WAIVER

       Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and (b) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes to: (a) cure any ambiguity, omission, defect or inconsistency; (b) provide for the assumption by a successor corporation of the obligations of the Company under the Indenture; (c) provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (d) add additional Guarantees of the Notes; (e) secure the Notes; (f) add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company in the Indenture; (g) comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; (h) make any change that does not adversely affect the rights of any Holder, subject to the provisions of the Indenture; (i) provide for the issuance of the Exchange Notes or Additional Notes; or (j) change the name or title of the Notes, and any conforming changes related thereto.

14.    DEFAULTS, REMEDIES AND ACCELERATION

       If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of 25% or more in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the Notes may rescind any such acceleration with respect to the Notes and its consequences.

       Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request during such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to certain exceptions in the Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.    TRUSTEE DEALINGS WITH THE COMPANY

       Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.    NO RECOURSE AGAINST OTHERS

       A director, officer, employee or stockholder, as such, of the Company or any of the Subsidiaries shall not have any liability for any obligations of the Company or any of the Subsidiaries under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.    AUTHENTICATION

       This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.    ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.    GOVERNING LAW

       THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.    CUSIP NUMBERS

       The Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.    DESIGNATIONS

       For purposes of the Convertible Subordinated Indenture this Note shall constitute "Designated Senior Debt" and for purposes of the 16% Notes Indenture, this Note shall constitute "Designated Senior Indebtedness."

       THE COMPANY WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to


                           -----------------------------------------------------
                           (Print or type assignee's name, address and zip code)


                           -----------------------------------------------------
                                   (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint              agent to transfer this Note on the books of
the Company. The agent may substitute another to act for him.


---------------------------------------------------------------------

Date:                    Your Signature:
     ------------------                  ----------------------------


---------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

                       OPTION OF HOLDER TO ELECT PURCHASE

       If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 (Change of Control) or Section 4.10 (Application of Excess Proceeds from Sale of Assets) of the Indenture, check the box:


                   / /                                / /
        Limitation on Sales of Assets           Change of Control
           and Subsidiary Stock


       Limitation on Sales of Assets and Subsidiary Stock Change of Control If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 or 4.10 of the Indenture, state the principal amount ($1,000 or a multiple thereof):

$


Date: __________________ Your Signature: ___________________________________
(Sign exactly as your name appears on the other side of the Note)


Signature Guarantee:________________________________________________________
                     Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                                                       EXHIBIT C

                         FORM OF SUPPLEMENTAL GUARANTEE

       SUPPLEMENTAL GUARANTEE (this "Supplemental Guarantee"), dated as of _______________, between ____________________ (the "New Guarantor"), a direct or indirect Cincinnati Bell Inc. (or its successor), an Ohio corporation (the "Company"), and The Bank of New York, as trustee (the "Trustee").

                             W I T N E S S E T H :

       WHEREAS, the Company and the Subsidiaries listed on the signature pages thereof have each heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of July 11, 2003, providing for the issuance by the Company of its Senior Notes due 2013 (the "Notes"); and WHEREAS, Section 10.04 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee for the benefit of the Holders a supplemental agreement pursuant to which the Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein;

       NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor covenants and agrees for the equal and ratable benefit of the Holders of the Notes as follows:

       1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

       2. AGREEMENT TO GUARANTEE; REGISTRATION RIGHTS AGREEMENT. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. The New Guarantor further agrees to become a party to the Registration Rights Agreement and to be bound by all provisions thereof.

       3. RATIFICATION OF SUPPLEMENTAL GUARANTEE; SUPPLEMENTAL GUARANTEES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Guarantee shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

       4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the New Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

       5. EFFECTIVENESS. This Supplemental Guarantee shall be effective upon execution by the parties hereto.

       6. RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Guarantors; the Trustee assumes no responsibility for their correctness.

       7. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

       8. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Guarantee.

       9. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement.

       10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.


                                         [New Guarantor]


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT D

                         FORM OF NOTATION OF GUARANTEE

       The undersigned have guaranteed this Note on a senior basis as provided in the Indenture.

                                         [GUARANTOR]


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:









                                      D-1